Exhibit 99.1

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020 and 2019

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Helix Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Helix Technologies, Inc. as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit  also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Revenue recognition — identification of contractual terms in certain customer arrangements

Critical Audit Matter Description

As described in Note 3 to the consolidated financial statements, management assesses relevant contractual terms in its customer arrangements to determine the transaction price and recognizes revenue upon transfer of control of the promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. Management applies judgment in determining the transaction price which is dependent on the contractual terms. In order to determine the transaction price, management may be required to estimate variable consideration when determining the amount and timing of revenue recognition.

How the Critical Audit Matter Was Addressed in the Audit

The principal considerations for our determination that performing procedures relating to the identification of contractual terms in customer arrangements to determine the transaction price is a critical audit matter are there was significant judgment by management in identifying contractual terms due to the volume and customized nature of the Company’s customer arrangements. This in turn led to significant effort in performing our audit procedures which were designed to evaluate whether the contractual terms used in the determination of the transaction price and the timing of revenue recognition were appropriately identified and determined by management and to evaluate the reasonableness of management’s estimates.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to the revenue recognition process, including those related to the identification of contractual terms in customer arrangements that impact the determination of the transaction price and revenue recognition. These procedures also included, among others, (i) testing the completeness and accuracy of management’s identification of the contractual terms by examining customer arrangements on a test basis, and (ii) testing management’s process for determining the appropriate amount and timing of revenue recognition based on the contractual terms identified in the customer arrangements.

Goodwill - Refer to Note 3 and Note 8 to the financial statements

Critical Audit Matter Description

The Company tests goodwill for impairment annually (in the fourth quarter), or more frequently when events or changes in circumstances indicate it is more likely than not that the fair value of a reporting unit has declined below its carrying value. The Company utilizes a discounted cash flow methodology to calculate the fair value of its reporting units, which requires management to make significant estimates and assumptions related to projected revenue growth rates, discount rates, and earnings before interest, taxes, depreciation and amortization (“EBITDA”). Changes in these assumptions could have a significant impact on the fair value of the reporting unit and the amount of any goodwill impairment charge. As of December 31, 2020, the Company has five reporting units, all but one of which has goodwill.

Subsequent to the end of third quarter of 2020, the Company signed a plan of merger agreement with MOR Analytics to become a subsidiary of a new company, Forian, Inc., once Forian is approved to be listed on the NASDAQ. The transaction valued the equity of Helix Technologies, Inc. at $19.46MM at the date of signing (October 16, 2020), though the mechanics of the transaction are such that the value of Forian at the IPO will be based on the value of Helix Technologies, Inc. immediately prior. While the ultimate value of Helix Technologies Inc. at closing will not be determined for a few months, management felt that it was appropriate to take impairment against goodwill such that the book value of equity of the Company at September 30, 2020 equals the $19.46MM equity value of the deal at announcement. With shareholders equity of approximately $60 million prior to the assessment of goodwill, the Company took $40 million impairment of goodwill as of December 31, 2020. The Company took 100% impairment totaling $10.6 million against two of its reporting units Green Tree and Engeni due to limited revenue generated for the past two years. The remaining $29.4 million goodwill impairment was taken from the $39.1 million BioTech Medical Software Inc. (“BioTrack”) goodwill balance, leaving it at $9.7 million.

This is the only goodwill on the books of Helix Technologies, Inc. at December 31, 2020.

Given the significant judgments made by management to estimate the fair value of the BioTrack reporting unit, performing audit procedures to evaluate the reasonableness of management’s estimates and assumptions related to projected revenue growth rates, discount rates, EBITDA and EBITDA margin required a high degree of auditor judgment and an increased extent of effort, including the assistance of our fair value specialists.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to management’s estimates and assumptions related to projected revenue growth rates, discount rates, EBITDA and EBITDA margin for the BioTrack reporting unit included the following, among other procedures:

•
We tested the effectiveness of internal controls over the goodwill impairment evaluation, including controls over the selection of the discount rates and over forecasts of future revenue growth rates, EBITDA, and EBITDA margin.

•	We performed a retrospective review comparing actual revenue and EBITDA results of the reporting unit for 2020 to the forecasted results from 2019.

•
We performed a retrospective review comparing management’s estimates and assumptions relating to revenue, EBITDA, and EBITDA margin projections for the reporting unit used for the purpose of current year’s annual impairment test to the projections previously used in connection with the prior year annual impairment test.

•
We evaluated the consistency of estimates and assumptions relating to revenue and EBITDA growth inherent in the discounted cash flow model for the reporting unit to those used by management in other annual forecasting activities.

•
With the assistance of our fair value specialists, we performed a benchmarking exercise comparing management’s estimates and assumptions related to revenue growth, EBITDA and EBITDA margin for the reporting unit as of the measurement date to the revenue growth, EBITDA and EBITDA margins of a peer group of public companies for the most recent three years and the projection period.

•
With the assistance of our fair value specialists, we evaluated (1) the valuation methodology used and (2) the projections of long-term revenue growth and the discount rates by testing the underlying source information, and by developing a range of independent estimates and comparing those to the rates selected by management.

/S/ BF Borgers CPA PC
BF Borgers CPA PC

We have served as the Company’s auditor since
2016 Lakewood, CO
March 19, 2021

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019
ASSETS
Current assets:
Cash	$1,773,132	$556,858
Accounts receivable, net	665,153	909,503
Prepaid expenses and other current assets	1,458,314	737,159
Costs & earnings in excess of billings	263,072	257,819
Other receivable	600,000	—
Current assets held for sale	—	1,056,885
Total current assets	4,759,671	3,518,224

Property and equipment, net	1,533,110	771,228
Intangible assets, net	8,734,724	14,395,287
Goodwill	9,743,281	52,894,399
Deposits and other assets	849,002	1,066,930
Promissory note receivable	75,000	75,000
Non-current assets held for sale	—	961,929
Total assets	$25,694,788	$73,682,997

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$2,826,686	$2,810,854
Billings in excess of costs	83,133	164,663
Notes payable, current portion	409,236	10,814
Obligation pursuant to acquisition	—	50,000
Convertible notes payable, net of discount	—	832,492
Convertible notes payable, net of discount - related party	—	1,584,360
Warrant liability	639,603	715,259
Promissory notes	—	300,000
Obligation to issue common stock	91,000	—
Current liabilities held for sale	—	466,283
Total current liabilities	4,049,658	6,934,725

Long-term liabilities:
Notes payable and financing arrangements, net of current portion	12,587	422,059
Convertible notes payable, net of discount	385,000	385,000
Other long-term liabilities	574,572	776,512
Non-current liabilities held for sale	—	17,746
Total long-term liabilities	972,159	1,601,317

Total liabilities	5,021,817	8,536,042

Shareholders’ equity:
Preferred stock (Class A), $0.001 par value, 3,000,000 shares authorized; 1,000,000 issued and outstanding as of December 31, 2020 and December 31, 2019	1,000	1,000
Preferred stock (Class B), $0.001 par value, 17,000,000 shares authorized; 13,784,201 issued and outstanding as of December 31, 2020 and December 31, 2019	13,784	13,784
Common stock; par value $0.001; 200,000,000 shares authorized; 146,401,159 shares issued and outstanding as of December 31, 2020; 93,608,619 shares issued and outstanding as of December 31, 2019	146,401	93,608
Additional paid-in capital	114,468,337	100,906,143
Accumulated other comprehensive income	172,964	(79,901)
Accumulated deficit	(94,129,515)	(35,787,679)
Total shareholders’ equity	20,672,971	65,146,955
Total liabilities and shareholders’ equity	$25,694,788	$73,682,997

See accompanying notes to the consolidated financial statements.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2020	2019

Security monitoring	$389,046	$593,031
Systems installation	356,945	783,192
Software	11,032,471	9,486,472
Total revenues	$11,778,462	$10,862,695
Cost of revenue	3,735,982	4,684,969
Gross margin	8,042,480	6,177,726

Operating expenses:
Selling, general and administrative	2,332,156	3,517,360
Salaries and wages	5,340,249	5,283,903
Professional and legal fees	1,935,520	2,587,483
Depreciation and amortization	4,371,616	4,726,113
Loss on impairment of intangible assets	41,333,085	—
Total operating expenses	55,312,626	16,114,859

Loss from continuing operations	(47,270,146)	(9,937,133)

Other (expense) income:
Change in fair value of convertible note	(957,333)	496,790
Change in fair value of convertible note - related party	498,233	(283,453)
Change in fair value of warrant liability	131,864	3,812,977
Change in fair value of contingent consideration	—	(880,050)
Gain on asset disposal	239,825	—
Loss on conversion of convertible note	(9,662,568)	—
Loss on issuance of warrants	—	(825,098)
Gain on reduction of obligation pursuant to acquisition	2,000	—
Interest expense	(1,207,539)	(1,690,115)
Other income	24,507	16,679
Other (expense) income	(10,931,011)	647,730

Loss from continuing operations	$(58,201,157)	$(9,289,403)

Loss from discontinued operations	$(140,679)	$(290,766)

Net Loss	$(58,341,836)	$(9,580,169)

Other comprehensive income (loss):
Changes in foreign currency translation adjustment	252,865	(97,892)
Total other comprehensive income (loss)	252,865	(97,892)
Total comprehensive loss	(58,088,971)	(9,678,061)

Net loss attributable to common shareholders	$(58,088,971)	$(9,678,061)

Loss from continuing operations:
Basic	$(0.54)	$(0.12)
Diluted	$(0.54)	$(0.12)

Loss from discontinued operations:
Basic	$—	$—
Diluted	$—	$—

Loss attributable to common shareholders:
Basic	$(0.54)	$(0.12)
Diluted	$(0.54)	$(0.12)

Weighted average common shares outstanding:
Basic	108,014,730	80,206,895
Diluted	108,014,730	80,206,895

See accompanying notes to the consolidated financial statements.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common Stock		Preferred Stock (Class A)		Preferred Stock (Class B)
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Shareholders’ Equity
Balance at December 31, 2019	93,608,619	$93,608	1,000,000	$1,000	13,784,201	$13,784	$100,906,143	$(79,901)	$(35,787,679)	$65,146,955
Issuance of common stock per investment unit agreements	11,433,790	11,434					1,260,345			1,271,779
Issuance of common stock resulting from convertible note conversion	37,397,896	37,398					12,242,763			12,280,161
Share-based compensation expense	2,313,800	2,314					1,742,205			1,744,519
Issuance of common stock resulting from exercise of stock options	700,000	700					95,300			96,000
Issuance of common stock resulting from exercise of warrants	1,920,000	1,920					298,080			300,000
Issuance of common stock resulting from cashless exercise of warrants	500,000	500					(500)			—
Issuance of common stock resulting from convertible note interest conversions	842,581	842					247,295			248,137
Issuance of common stock resulting from convertible note PIK interest (paid)	1,809,747	1,810					858,942			860,752
Issuance of common stock to a former employee	15,000	15					1,635			1,650
Holdback of common stock resulting from finalized allocation of purchase price as part of Green Tree acquisition	(4,140,274)	(4,140)					(3,183,871)			(3,188,011)
Foreign currency translation								252,865		252,865
Net loss									(58,341,836)	(58,341,836)
Balance at December 31, 2020	146,401,159	$1466,101	1,000,000	$1,000	13,784,201	$13,784	$114,468,337	$172,964	$(94,129,515)	$20,672,971

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common Stock		Preferred Stock (Class A)		Preferred Stock (Class B)
	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Shareholders’ Equity
Balance at December 31, 2018	72,660,825	$72,660	1,000,000	$1,000	13,784,201	$13,784	$82,831,014	$17,991	$(26,207,510)	$56,728,939
Issuance of common stock per investment unit agreements	1,421,889	1,422					66,247			67,669
Issuance of common stock resulting from convertible note conversion	1,031,315	1,031					675,710			676,741
Share-based compensation expense	370,000	370					1,783,569			1,783,939
Issuance of common stock resulting from exercise of stock options	78,644	79					26,534			26,613
Issuance of common stock resulting from cashless exercise of stock options	109,931	110					(110)			—
Restricted common stock issued as part of the Tan Security acquisition	250,000	250					709,750			710,000
Issuance of common stock in satisfaction of contingent consideration	733,300	733					1,787,921			1,788,654
Issuance of common stock resulting from convertible note PIK interest (paid)	186,988	187					132,663			132,850
Restricted common stock issued as part of Green Tree acquisition	16,765,727	16,766					12,892,845			12,909,611
Foreign currency translation								(97,892.00)		(97,892)
Net loss									(9,580,169.00)	(9,580,169)
Balance at December 31, 2019	93,608,619	93,608	1,000,000	1,000	13,784,201	13,784	100,906,143	(79,901.00)	(35,787,679)	65,146,955

See accompanying notes to the consolidated financial statements.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Years Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(58,341,836)	$(9,580,169)
Loss from discontinued operations	(140,679)	(290,766)
Loss from continuing operations	$(58,201,157)	$(9,289,403)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,371,616	4,778,334
Accretion of debt discounts	340,772	1,354,689
Loss on issuance of warrants	—	825,098
Provision for doubtful accounts	434,492	357,749
Share-based compensation expense	1,744,519	1,783,939
Change in fair value of convertible notes, net of discount	957,333	(496,790)
Change in fair value of warrant liability	(131,864)	(3,812,977)
Change in fair value of convertible notes, net of discount - related party	(498,233)	283,453
Change in fair value of contingent consideration	—	880,050
Loss on conversion of convertible note	9,662,568	—
Loss on impairment of intangible assets	41,333,085	—
Gain on asset disposal	(239,825)
Gain on reduction of obligation pursuant to acquisition	(2,000)	—
Gain on reduction of contingent consideration	—	(100,000)
Change in operating assets and liabilities:
Accounts receivable	654,234	(893,063)
Prepaid expenses	(724,626)	(334,627)
Deposits	19,145	141,946
Due from related party	—	(32,489)
Costs in excess of billings	(5,253)	(214,950)
Other receivable	(600,000)	—
Accounts payable and accrued expenses	(12,570)	1,629,765
Billings in excess of costs	(81,530)	9,471
Right of use assets and liabilities	(34,485)	65,875
Obligation to issue common stock	91,000	—
Net cash used in continued operations	(922,779)	(3,063,930)
Net cash used in discontinued operations	(45,013)	(308,104)
Net cash used in operating activities	(967,792)	(3,372,034)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(590,622)	(1,095,871)
Purchase of domain names	—	(21,856)
Payments for business combination, net of cash acquired	—	673,080
Payments for asset acquisition	(48,000)	—
Proceeds from sale of guarding business	1,150,000	—
Net cash provided by (used in) continued operations	511,378	(444,647)
Net cash used in discontinued operations	—	(846,885)
Net cash provided by (used in) investing activities	511,378	(1,291,532)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of promissory note receivable	—	(75,000)
Payments pursuant to advances from related parties	—	(45,250)
Payments pursuant to notes payable	(511,050)	(18,467)
Payments pursuant to a promissory note	(300,000)	(280,000)
Proceeds from notes payable and financing arrangements	500,000	10,814
Proceeds from the issuance of a promissory note	—	580,000
Proceeds from the issuance of convertible notes payable	—	3,745,000
Proceeds from the issuance of common stock and warrants	1,723,987	1,306,313
Net cash provided by continued operations	1,412,937	5,223,410
Net cash provided by (used in) used in discontinued operations	—	—
Net cash provided by financing activities	1,412,937	5,223,410

Effect of foreign exchange rate changes on cash	259,751	(211,931)

Net change in cash	1,216,274	347,913

Cash, beginning of year	556,858	208,945

Cash, end of year	1,773,132	556,858

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$128,475	$40,625
Common stock issued pursuant to convertible notes payable	$12,528,298	$676,741
Debt discount for warrant liability	$13,991	$(1,594,936)
Equity issued pursuant to acquisition	$—	$13,619,611
Cash payable pursuant to acquisition	$—	$50,000
PIK interest payment of common stock	$860,752	$132,850
Common stock issued pursuant to contingent consideration as part of acquisition	$—	$1,788,654
Supplemental non-cash amounts of lease liabilities arising from obtaining right of use assets	$301,396	$1,485,511

See accompanying notes to the consolidated financial statements.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Business

Helix Technologies, Inc. (the “Company” or “Helix”) was incorporated in Delaware on March 13, 2014. Pursuant to the acquisition of the assets of Helix TCS, LLC, as discussed below, we changed our name from Jubilee4 Gold, Inc. to Helix TCS, Inc. effective October 25, 2015. Effective June 5, 2020, the Company changed its name from Helix TCS, Inc. to Helix Technologies, Inc.

Effective October 25, 2015, we entered into an acquisition and exchange agreement with Helix TCS, LLC. We closed the transaction contemplated under the acquisition and exchange agreement on December 23, 2015 and Helix TCS, LLC was merged into and with Helix.

Effective October 1, 2015, for accounting purposes, as part of an acquisition amounting to a reorganization dated December 21, 2015, Helix Opportunities LLC exchanged 100% of Helix TCS, LLC and its wholly-owned subsidiaries, Security Consultants Group, LLC and Boss Security Solutions, Inc. to the Company in exchange for 20 million common shares and 1 million convertible preferred shares of the Company.

The acquisition of Helix was treated as a recapitalization for financial accounting purposes. Jubilee4 Gold, Inc. is considered the acquiree for accounting purposes and their historical financial statements before the Acquisition Agreement were replaced with the historical financial statements of the Company. The common stock account of the Company continues post-merger, while the retained earnings of the acquiree is eliminated. Furthermore, on April 11, 2016, the Company acquired the assets of Revolutionary Software, LLC (“Revolutionary”).

On March 3, 2018, Helix Technologies, Inc. and its wholly owned subsidiary, Helix Acquisition Sub, Inc. (“BioTrackTHC Merger Sub”), entered into an Agreement and Plan of Merger (the “BioTrackTHC Merger Agreement”) with Bio-Tech Medical Software, Inc. (“BioTrackTHC”) and Terence J. Ferraro, as the representative of the BioTrackTHC stockholders, pursuant to which BioTrackTHC Merger Sub merged with and into BioTrackTHC (the “BioTrackTHC Merger”).

On June 1, 2018 (the “BioTrackTHC Closing Date”), in connection with closing the BioTrackTHC Merger, the Company issued 38,184,985 unregistered shares of its common stock to BioTrackTHC stockholders, of which 1,852,677 shares were held back to satisfy indemnification obligations in the BioTrackTHC Merger Agreement, if necessary. The Company also assumed the Bio-Tech Medical Software, Inc. 2014 Stock Incentive Plan (“BioTrackTHC Stock Plan”), pursuant to which options exercisable in the amount of 8,132,410 shares of common stock are outstanding. As a result, BioTrackTHC stockholders owned approximately 48% of the Company on a fully diluted basis as of the BioTrackTHC Closing Date.

On August 3, 2018 (the “Engeni Closing Date”), the Company and its wholly owned subsidiary, Engeni Merger Sub, LLC (“Engeni Merger Sub”), entered into an Agreement and Plan of Merger (the “Engeni Merger Agreement”) with Engeni LLC (“Engeni US”), Engeni S.A (“Engeni SA”), Scott Zienkewicz, Nicolas Heller and Alberto Pardo Saleme (the Engeni US members), and Scott Zienkewicz, as the representative of the Engeni US members. Pursuant to the Engeni Merger Agreement, Engeni Merger Sub merged with and into Engeni US, with Engeni US surviving the merger as a wholly-owned subsidiary of the Company (the “Engeni Merger”).

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On the Engeni Closing Date, in connection with closing the Engeni Merger Agreement, the Company issued 366,700 shares of Company common stock to Engeni US members. Furthermore, the Company subsequently issued Engeni US members 733,300 shares of Company common stock on April 2, 2019.

On April 1, 2019 (“Tan Security Closing Date”), the Company entered into a Membership Interest and Stock Purchase Agreement (the “Tan Security Acquisition Agreement”) with Tan’s International Security and Tan’s International LLC (collectively, “Tan Security”). Pursuant to the Tan Security Acquisition Agreement, the Company purchased all membership interests and capital stock of Tan Security and collectively holds 100% of the interests of Tan Security (the “Tan Security Acquisition”).

On February 5, 2019, the Company and its wholly owned subsidiary, Merger Sub, entered into an Agreement and Plan of Merger (the “Amercanex Merger Agreement”) with Green Tree International, Inc. (“GTI”) and Steve Janjic, as the representative of the GTI shareholders, pursuant to which Merger Sub merged with and into GTI (the “GTI Merger”).

On September 10, 2019 (the “GTI Closing Date”), the Company closed the GTI Merger and entered into an Addendum No. 1 to the Amercanex Merger Agreement acknowledging and approving certain events that occurred since signing as well as implementing various related amendments to the Amercanex Merger Agreement. In connection with closing the GTI Merger, the Company issued 16,765,727 unregistered shares of Company common stock to GTI shareholders, of which 4,140,274 shares were held back to satisfy indemnification obligations in the Amercanex Merger Agreement, if necessary. See Note 5 for additional details.

On July 31, 2020, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Invicta Security CA Corporation, a Delaware corporation (“Buyer”), Invicta Services LLC, a Delaware limited liability company (“Invicta”), Boss Security Solutions, Inc., a Colorado corporation (“Boss”), Security Consultants Group, LLC, a Colorado limited liability company (“SCG”), Tan’s International LLC, a California limited liability company (“Tan LLC”), and Tan’s International Security, Inc., a California corporation (“Tan Security”, collectively with Boss, SCG and Tan LLC, the “Sellers” or the “discontinued entities” or individually a “Seller”). Pursuant to the terms and conditions of the Agreement, the Sellers sold, assigned, transferred, and delivered to Buyer the Assets (as defined in the Agreement) and Buyer paid aggregate consideration of $1,750,000 and assumed the Assumed Liabilities (as defined in the Agreement). The Assets included but were not limited to the right, title and interest in and to all assets and property, tangible and intangible, of every kind and description, used in, related to or necessary for the security guarding and protective guarding services business conducted by the Sellers. The Agreement contained certain customary representations and warranties made by the parties. The Sellers and Helix agreed to various customary covenants, including, among others, covenants regarding non-competition, the use and disclosure of confidential information, and the non-solicitation of business relationships. As collateral for Sellers’ indemnification obligations, Buyer held back $600,000 of the consideration pursuant to the Agreement. The indemnification is expected to be paid in full during 2021.

On October 16, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), whereby the Company would combine with Medical Outcomes Research Analytics (“MOR Analytics”), with both companies becoming wholly owned subsidiaries of a newly formed company, Forian, Inc (“Forian”). Upon completion of the all-stock transaction (the “Forian Transaction”), MOR Analytics members will own approximately 72 percent and Helix shareholders will own approximately 28 percent of the combined company on a fully diluted basis. Helix shareholders will receive .05 shares of Forian common stock for each share of Helix common stock. The transaction is subject to customary closing conditions, including regulatory approvals and approval by Helix’s shareholders, and is expected to close in the first quarter 2021. Forian expects to apply and be listed on the Nasdaq Stock Exchange.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Going Concern Uncertainty, Financial Condition and Management’s Plans

The Company believes that there is substantial doubt about the Company’s ability to continue as a going concern. The Company believes that its available cash balance as of the date of this filing will not be sufficient to fund its anticipated level of operations for at least the next 12 months. The Company believes that its ability to continue operations depends on its ability to sustain and grow revenue and results of operations as well as its ability to access capital markets when necessary to accomplish the Company’s strategic objectives. The Company believes that the Company will continue to incur losses for the immediate future. The Company expects to finance future cash needs from the results of operations and, depending on the results of operations, the Company will need additional equity or debt financing until the Company can achieve profitability and positive cash flows from operating activities, if ever.

At December 31, 2020, the Company had a working capital surplus of approximately $710,013, as compared to a working capital deficit of approximately $3,416,501 at December 31, 2019. The increase of $4,126,514 in the Company’s working capital from December 31, 2019 to December 31, 2020 was primarily the result of a decrease in the Company’s convertible notes payable, net of discount – related party and an increase in cash, partially offset by a decrease in accounts receivable, net.

The Company’s future capital requirements for its operations will depend on many factors, including the profitability of its businesses, the number and cash requirements of other acquisition candidates that the Company pursues, and the costs of operations. The Company has been investing in upgrading the capabilities of BioTrackTHC. The Company’s management has taken several actions to ensure that it will have sufficient liquidity to meet its obligations for the next twelve months, including growing and diversifying its revenue streams, selectively reducing expenses, and considering additional funding. Additionally, if the Company’s actual revenues are less than forecasted, the Company anticipates that variable expenses will also decline, and the Company’s management can implement expense reduction as necessary. The Company is evaluating other measures to further improve its liquidity, including the sale of equity or debt securities. Lastly, the Company may elect to reduce certain related-party and third-party debt by converting such debt into common shares. The Company’s management believes that these actions will enable the Company to meet its liquidity requirements for the next twelve months. There is no assurance that the Company will be successful in any capital-raising efforts that it may undertake to fund operations during 2021 and beyond.

The Company plans to generate positive cash flow from its BioTrackTHC and Engeni software operations to address some of the liquidity concerns. However, to execute the Company’s business plan, service existing indebtedness and implement its business strategy, the Company anticipates that it will need to obtain additional financing from time to time and may choose to raise additional funds through public or private equity or debt financings, borrowings from affiliates or other arrangements. The Company cannot be sure that any additional funding, if needed, will be available on terms favorable to the Company or at all. Furthermore, any additional capital raised through the sale of equity or equity-linked securities may dilute the Company’s current stockholders’ ownership and could also result in a decrease in the market price of the Company’s common stock. The terms of those securities issued by the Company in future capital transactions may be more favorable to new investors and may include the issuance of warrants or other derivative securities, which may have a further dilutive effect. The Company also may be required to recognize non-cash expenses in connection with certain securities it issues, such as convertible notes and warrants, which may adversely impact the Company’s operating results and financial condition. Furthermore, any debt financing, if available, may subject the Company to restrictive covenants and significant interest costs. There can be no assurance that the Company will be able to raise additional capital, when needed, to continue operations in their current form.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, which include Helix TCS, LLC (“Helix TCS”), Security Grade, BioTrackTHC (since June 1, 2018), Engeni US (since August 3, 2018), and Green Tree International, Inc. (since September 10, 2019). As of July 31, 2020, the date of the consummation of the sale of the Guarding segment, formerly owned subsidiaries Security Consultants Group, LLC (“Security Consultants”), Boss Security Solutions, Inc. (“Boss Security”), and Tan Security are presented as part of discontinued operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Changes in estimates and assumptions are reflected in reported results in the period in which they become known. Use of estimates includes the following: 1) allowance for doubtful accounts, 2) estimated useful lives of property, equipment and intangible assets, 3) intangibles impairment, 4) valuation of convertible notes payable and 5) revenue recognition. Actual results could differ from estimates.

Discontinued Operations

In the third quarter of 2020, the Company determined that the Security and Guarding segment met the criteria to be classified as a discontinued operation as a result of the combined sale of the assets of Security Consultants, Boss Security, and Tan Security. These businesses represented the majority of the Company’s Security and Guarding segment.

As the combined sale of the Security and Guarding segment represented a strategic shift that will have a major effect on our operations and financial results, these businesses were presented in discontinued operations separate from continuing operations for the years ended December 31, 2020 and 2019, as applicable.

Cash

Cash consists of checking accounts. The Company considers all highly-liquid investments purchased with a maturity of three months or less at the time of purchase to be cash equivalents. The Company has no cash equivalents as of December 31, 2020 or 2019.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company performs ongoing credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Management charges balances off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company determines when receivables are past due, or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Allowance for doubtful accounts was $372,504 and $273,138 at December 31, 2020 and 2019, respectively.

Long-Lived Assets, Including Definite Lived Intangible Assets

Long-lived assets, other than goodwill and other indefinite-lived intangibles, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows derived from such assets. Definite-lived intangible assets primarily consist of non-compete agreements and customer relationships. For long-lived assets used in operations, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted future cash flows. The Company measures the impairment loss based on the difference between the carrying amount and the estimated fair value. When an impairment exists, the related assets are written down to fair value.

Goodwill

Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, is carried at cost. Goodwill is not amortized; rather, it is subject to a periodic assessment for impairment by applying a fair value-based test. Helix reviews goodwill for possible impairment annually during the fourth quarter, or whenever events or circumstances indicate that the carrying amount may not be recoverable.

The impairment model prescribes a two-step method for determining goodwill impairment. However, an entity is permitted to first assess qualitative factors to determine whether the two-step goodwill impairment test is necessary. The qualitative factors considered by Helix may include, but are not limited to, general economic conditions, Helix’s outlook, market performance of Helix’s industry and recent and forecasted financial performance. Further testing is only required if the entity determines, based on the qualitative assessment, that it is more likely than not that a reporting unit’s fair value is less than its carrying amount. Otherwise, no further impairment testing is required. In the first step, Helix determines the fair value of its reporting unit using a discounted cash flow analysis. If the net book value of the reporting unit exceeds its fair value, Helix then performs the second step of the impairment test, which requires allocation of the reporting unit’s fair value to all of its assets and liabilities using the acquisition method prescribed under authoritative guidance for business combinations with any residual fair value being allocated to goodwill. An impairment charge is recognized when the implied fair value of Helix’s goodwill is less than its carrying amount. See Note 8 for a further discussion on the impairment.

Accounting for Acquisitions

In accordance with the guidance for business combinations, the Company determines whether a transaction or other event is a business combination, which requires that the assets acquired, and liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method. If the assets acquired are not a business, the Company accounts for the transaction or other event as an asset acquisition. Under both methods, the Company recognizes the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, the Company evaluates the existence of goodwill or a gain from a bargain purchase. The Company capitalizes acquisition-related costs and fees associated with asset acquisitions and immediately expense acquisition-related costs and fees associated with business combinations.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Business Combinations

The Company accounts for its business combinations under the provisions of Accounting Standards Codification (“ASC”) Topic 805-10, Business Combinations (“ASC 805-10”), which requires that the purchase method of accounting be used for all business combinations. Assets acquired and liabilities assumed, including non-controlling interests, are recorded at the date of acquisition at their respective fair values. ASC 805-10 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred. If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date and any changes in fair value after the acquisition date are accounted for as measurement-period adjustments. Changes in fair value of contingent consideration resulting from events after the acquisition date, such as earn-outs, are recognized as follows: 1) if the contingent consideration is classified as equity, the contingent consideration is not re-measured and its subsequent settlement is accounted for within equity, or 2) if the contingent consideration is classified as a liability, the changes in fair value are recognized in earnings.

The estimated fair value of net assets acquired, including the allocation of the fair value to identifiable assets and liabilities, was determined using established valuation techniques. The estimated fair value of the net assets acquired was determined using the income approach to valuation based on the discounted cash flow method. Under this method, expected future cash flows of the business on a stand-alone basis are discounted back to a present value. The estimated fair value of identifiable intangible assets, consisting of software and trade name acquired were determined using the relief from royalty method.

The most significant assumptions under the relief from royalty method used to value software and trade names include: estimated remaining useful life, expected revenue, royalty rate, tax rate, discount rate and tax amortization benefit. The discounted cash flow method used to value non-compete agreements includes assumptions such as: expected revenue, term of the non-compete agreements, probability and ability to compete, operating margin, tax rate and discount rate. Management has developed these assumptions on the basis of historical knowledge of the business and projected financial information of the Company. These assumptions may vary based on future events, perceptions of different market participants and other factors outside the control of management, and such variations may be significant to estimated values.

Revenue Recognition

Under FASB Topic 606, Revenue from Contacts with Customers (“ASC 606”), the Company recognizes revenue when the customer obtains control of promised goods or services, in an amount that reflects the consideration which is expected to be received in exchange for those goods or services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenues when (or as) the Company satisfies a performance obligation.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The security services revenue is generated from performing armed and unarmed guarding which is contracted for on an hourly basis. Revenues associated with these contracted services are recognized under time-based arrangements as services are provided. The guarding and transportation security business is now a discontinued operation. The Company still provides monitoring services.

The Company also generates revenue from developing and licensing seed to sale cannabis compliance software to both private-sector and public-sector (government agencies) businesses that are involved in cannabis related operations.

Contracts with government agencies are subject to milestones and revenue is recognized upon completion of the various milestones within the contract. Each public-sector contract is unique and has different milestones, and may also include services such as training, support and software maintenance. In most contracts, payments are linked to the satisfaction of individual performance obligations, and revenue is recognized accordingly upon completion of the various milestones within the contract. In the event that a contract does not specifically allocate revenue to the satisfaction of specific performance obligations or milestones, the purchase price of the contracts is allocated based on the percentage of time spent, or expected to be spent, to meet each performance obligation. Initial customization of the software to meet state specific requirements and the training to appropriately utilize the software are generally recognized upon completion of the customization and acceptance by the state agency. Support and service revenues are then recognized over a predetermined period of time as defined in the contract. Contract renewals may include an annual service fee that is recognized over the time period defined in the contract.

Each private sector contract contains a one-time fee for installation and training, as well as a recurring monthly fee for the use of the software. Installation and training is one distinct performance obligation with a distinct stated transaction price.  The ongoing use of the software is a separate distinct performance obligation whose transaction price is also distinct and expressly stated in the contract.  In accordance with ASC 606-10-32-32, the standalone selling price for the installation and training performance obligation is the contractually stated price for that service.  Likewise, the standalone selling price for the ongoing use of the software is the contractually stated monthly fee for that service. In accordance with ASC 606-10-25-1, revenues are recognized from the installation and training services upon completion of both installation and training, as that is when we have no further installation and training obligations, and the customer can use the software. Once the software is installed and operating in accordance with its intended purpose, the Company charges private sector clients a monthly recurring service fee which is recognized as revenue over time.  Use of the software continues until the license to use the software is terminated by either party, which can be done on 30-days’ notice by the customer.  There are no other performance obligations in the private sector contracts.

As stated above, the only performance obligations inherent in our private sector contracts are installation and training, and the operability of the software. The first performance obligation is met once the software is installed and setup on the customer’s server and we have trained the applicable customer personnel on the proper use of the software.  The effort to install the software is nominal, requiring the software to be remotely downloaded to the client’s server or on a cloud server, and ensuring that all peripheral equipment is properly integrated.  Training is done in three sessions to ensure all applicable client personnel are comfortable with the proper use of the software.   At that point, the client has use of the software and our remaining performance obligation is to ensure that the software is operating properly for the customers, for which we charge each of them a monthly fee to use the software.  We are not contractually required to update the software or provide ongoing customer support, though we periodically perform these activities as part of delivering fully operable software to our private sector customers.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Segment Information

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 280, Segment Reporting, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial performance and the results of operations of the segments prepared in accordance with GAAP when making decisions about allocating resources and assessing performance of the Company.

Asset information by operating segment is not presented since the chief operating decision maker does not review this information by segment. The reporting segments follow the same accounting policies used in the preparation of the Company’s consolidated financial statements.

Expenses

Cost of Revenue

The cost of revenues is the total cost incurred to obtain a sale and the cost of the goods or services sold. Cost of revenues primarily consisted of hourly compensation for security personnel and employees involved in the creation and development of licensing software.

Operating Expenses

Operating expenses encompass selling general and administrative expenses, salaries and wages, professional and legal fees and depreciation and amortization. Selling, general and administrative expenses consist primarily of rent/moving expenses, advertising and travel expenses. Salaries and wages is composed of non-revenue generating employees. Professional services are principally comprised of outside legal, audit, information technology consulting, marketing and outsourcing services as well as the costs related to being a publicly traded company.

Other Income (Expense)

Other income (expense) consisted of a loss/gain on the change in fair value of convertible notes, loss on the change in fair value of convertible notes – related party, gain on the change in the fair value of warrant liability, loss on the change in fair value of contingent consideration, gain on asset disposal, loss on conversion of convertible note, loss on issuance of warrants, gain on reduction of obligation pursuant to acquisition. interest expense and other income.

Property and Equipment

Property and equipment are stated at cost and depreciated on a straight-line basis over their estimated useful lives. Useful lives are 3 years for vehicles and 5 years for furniture and equipment. Maintenance and repairs are expensed as incurred and major improvements are capitalized. When assets are sold, or retired, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in loss from operations.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Contingencies

Occasionally, the Company may be involved in claims and legal proceedings arising from the ordinary course of its business. The Company records a provision for a liability when it believes that it is both probable that a liability has been incurred, and the amount can be reasonably estimated. If these estimates and assumptions change or prove to be incorrect, it could have a material impact on the Company’s consolidated financial statements. Contingencies are inherently unpredictable, and the assessments of the value can involve a series of complex judgments about future events and can rely heavily on estimates and assumptions.

Advertising

Advertising costs are expensed as incurred and included in selling, general and administrative expenses and amounted to $24,935 and $376,747 for the years ended December 31, 2020 and 2019, respectively.

Foreign Currency

The local currency is the functional currency for one entity’s operations outside the United States. Assets and liabilities of these operations are translated to U.S. dollars at the exchange rate in effect at the end of each period. Income statement accounts are translated at the average exchange rate prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included as a component of other comprehensive income (loss) within shareholders’ equity. Gains and losses from foreign currency transactions are included in net loss for the period.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating loss for financial-reporting and tax-reporting purposes. Accordingly, for Federal and state income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal and state deferred tax asset for the years ended December 31, 2020 and 2019.

Comprehensive Loss

Comprehensive loss consists of consolidated net loss and foreign currency translation adjustments. Foreign currency translation adjustments included in comprehensive loss were not tax-effected as investments in international affiliates are deemed to be permanent.

Distinguishing Liabilities from Equity

The Company relies on the guidance provided by ASC Topic 480, Distinguishing Liabilities from Equity, to classify certain redeemable and/or convertible instruments. The Company first determines whether a financial instrument should be classified as a liability. The Company will determine the liability classification if the financial instrument is mandatorily redeemable, or if the financial instrument, other than outstanding shares, embodies a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Once the Company determines that a financial instrument should not be classified as a liability, the Company determines whether the financial instrument should be presented between the liability section and the equity section of the balance sheet (“temporary equity”). The Company will determine temporary equity classification if the redemption of the financial instrument is outside the control of the Company (i.e. at the option of the holder). Otherwise, the Company accounts for the financial instrument as permanent equity.

Initial Measurement

The Company records its financial instruments classified as liability, temporary equity or permanent equity at issuance at the fair value, or cash received.

Subsequent Measurement – Financial instruments classified as liabilities

The Company records the fair value of its financial instruments classified as liabilities at each subsequent measurement date. The changes in fair value of its financial instruments classified as liabilities are recorded as other expense/income.

Share-based Compensation

The Company accounts for stock-based compensation to employees in conformity with the provisions of ASC Topic 718, Stock Based Compensation. Stock-based compensation to employees consist of stock option grants and restricted shares that are recognized in the statement of operations based on their fair values at the date of grant.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of ASC Topic 718, based upon the fair-value of the underlying instrument. The equity instruments are valued using the Black-Scholes valuation model. The measurement of stock-based compensation is subject to periodic adjustments as the underlying equity instruments vest and is recognized as an expense over the period which services are received.

The Company calculates the fair value of option grants utilizing the Black-Scholes pricing model and estimates the fair value of the stock based upon the estimated fair value of the common stock. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.

The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight- line basis over the requisite service period of the award.

Fair Value of Financial Instruments

ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”) provides a framework for measuring fair value in accordance with generally accepted accounting principles.

ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC Topic 820 are described as follows:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

●
Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

●	Level 3 – Inputs that are unobservable for the asset or liability.

Certain assets and liabilities of the Company are required to be recorded at fair value either on a recurring or non-recurring basis. Fair value is determined based on the price that would be received for an asset or paid to transfer a liability in an orderly transaction based on market participants. The following section describes the valuation methodologies that the Company used to measure, for disclosure purposes, its financial instruments at fair value.

Convertible notes payable

The fair value of the Company’s convertible notes payable, approximated the carrying value as of December 31, 2020 and 2019. Factors that the Company considered when estimating the fair value of its debt included market conditions and the term of the debt. The level of the debt would be considered as Level 2.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of cash, accounts receivable, prepaid expenses, deposits, accounts payable and accrued liabilities and obligation pursuant to acquisition approximate their fair value due to the short-term maturity of those items.

Earnings (Loss) per Share

The Company follows ASC 260, Earnings Per Share, which requires presentation of basic and diluted earnings per share (“EPS”) on the face of the income statement for all entities with complex capital structures. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants, using the treasury stock method, and convertible debt and convertible securities, using the if-converted method.

Basic net loss per share is based on the weighted average number of common and common-equivalent shares outstanding. Potential common shares includable in the computation of fully-diluted per share results are not presented in the consolidated financial statements for the years ended December 31, 2020 and 2019 as their effect would be anti-dilutive.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The anti-dilutive shares of common stock outstanding for years ended December 31, 2020 and 2019 were as follows:

	For the Years Ended December 31,
	2020	2019
Potentially dilutive securities:
Convertible notes payable	1,640,580	3,649,021
Convertible Preferred A Stock	1,045,970	1,000,000
Convertible Preferred B Stock	14,417,856	13,784,201
Warrants	2,490,998	4,975,558
Stock options	10,895,516	9,787,381

Upon the closing of the Forian Transaction, as defined above (See Note 1), the outstanding balance of convertible notes payable will convert into common shares at $0.0836 per share. Conversion of the $385,000 in principal outstanding as of December 31, 2020 would result in the issuance of 4,602,858 common shares. See Note 11 for additional details on convertible notes outstanding.

Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform to the current period financial statement presentation. These reclassifications had no effect on net earnings or cash flows as previously reported.

Recent Accounting Pronouncements

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480) and Derivatives and Hedging (Topic 815): I. Accounting for Certain Financial Instruments with Down Round Features; II. Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of this update addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. Part II of this update addresses the difficulty of navigating Topic 480, Distinguishing Liabilities from Equity, because of the existence of extensive pending content in the FASB Accounting Standards Codification. This pending content is the result of the indefinite deferral of accounting requirements about mandatorily redeemable financial instruments of certain nonpublic entities and certain mandatorily redeemable noncontrolling interests. The amendments in Part II of this update do not have an accounting effect. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Company adopted this ASU as of January 1, 2019. The amendments in this ASU did not have a material impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt with Conversion and Other Options, which simplifies accounting for convertible instruments. The new guidance eliminates two of the three models in ASC 470-20 that require separating embedded conversion features from convertible instruments. The guidance also addresses how convertible instruments are accounted for in the diluted earnings per share calculation. The guidance is effective for fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact of ASU 2020-06 on its consolidated financial statements.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on the Company’s consolidated financial statements and related disclosures effective for public companies for the reporting periods beginning after December 15, 2019.

4.	Revenue Recognition

Adoption of ASC 606 Revenue from Contracts with Customers

The Company adopted the new revenue standard, ASC 606, using the modified retrospective method with respect to all non-completed contracts as of January 1, 2018. This method required retrospective application of the new accounting standard to all unfulfilled contracts that were outstanding as of January 1, 2018.

The Company has determined that there were no adjustments required with respect to the adoption of ASC 606 with respect to any prior periods.

Disaggregation of revenue
	For the Years Ended December 31,
	2020	2019
Types of Revenues:
Security Monitoring	$389,046	$593,031
Systems Installation	356,945	783,192
Software	11,032,471	9,486,472
Total revenues	$11,778,462	$10,862,695

The following is a description of the principal activities from which we generate our revenue.

Security Monitoring Revenue

Helix provides monitoring of security alarms and cameras, which are charged out at an hourly rate, with invoices typically sent to clients shortly after each month-end for the previous month, with revenue being recognized over time. The customer simultaneously receives and consumes benefits provided by the Helix performance.

Systems Installation Revenue

Security systems, including Internet Protocol camera, intrusion alarm systems, perimeter alarm systems, and access controls are installed for clients. Installation jobs are estimated based on the cost of the equipment, the number of man hours expected to complete the work, supplies, travel, and any other ancillary costs. The installation is typically invoiced with 60% of the total price immediately after signing and the balance upon completion of the installation service. The timing of these contracts is short-term in nature and less than 12 months in duration, and revenue is recognized over the term of the contracts, utilizing the cost-to-cost   method.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Software

The Company generates revenue from developing and licensing seed to sale cannabis compliance software to both private-sector and public-sector (government agencies) clients that are involved in cannabis related operations. The Company also generates revenue from on-going training, support and software customization services.

The private-sector software entails cultivation tracking, inventory management, point of sale and analytic reporting to assist businesses in meeting their compliance requirements and effectively managing their businesses. Customers within the private sector business are charged an initial one-time installation fee and the revenues associated with these services are recognized upon completion of installation and configuration at a point in time. After the installation and configuration of the software is completed, the customer is invoiced monthly and revenues associated with these services are recognized monthly over a period of time in which the customer continues to use the software and related services.

The public-sector software assists government agencies in efficient oversight of cannabis related business under their jurisdiction. Revenues associated with governmental contracts are longer-term in nature and recognized upon completion of certain milestones over a period of time or on a completed-contract basis at a point in time. The Company considers the contract to be complete when all significant costs have been incurred and the customer accepts the project. Costs incurred prior to the customer accepting the project are deferred and reflected on the consolidated balance sheets as prepaid expenses and other current assets.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in accordance with ASC 606. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied.  Generally, the Company’s contracts include a single performance obligation that is separately identifiable, and therefore, distinct. Under ASC 606, the allocation of transaction price is not necessary if only one performance obligation is identified.

Significant Judgments

Accounting for long-term contracts involves the use of various techniques to estimate total contract revenue, costs and satisfaction of performance obligation. The Company satisfies its performance obligations and subsequently recognizes revenue, at a point in time, as security and installation services are performed. There were no changes to the significant judgments used by the Company to determine the timing of satisfaction of the performance obligations under ASC 606.

Costs to Obtain or Fulfill Contract

The Company’s costs to fulfill or obtain contracts with customers primarily consist of commissions and legal costs. The Company provides sales team members with commissions at 0-6%. Although sales commissions are incremental in nature and are only incurred when a contract is obtained, there is no up-front commission paid on the satisfactory obtainment of a contract, resulting in no sales commissions being capitalized at December 31, 2020 and 2019. The Company also incurs legal costs relating to the drafting and negotiating of contracts with select customers. Because legal costs are not incremental in nature and are incurred regardless of whether a contract is ultimately obtained, there were no legal costs capitalized as of December 31, 2020 and 2019.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	Business Combination

Tan’s International Security

On the Tan Security Closing Date, the Company entered into the Tan Security Acquisition Agreement. Pursuant to the Tan Security Acquisition Agreement, Helix purchased all membership interests and capital stock of Tan Security and collectively holds 100% of the interests of Tan Security. The purchase price of $100,000 in cash plus 250,000 shares of the Company’s restricted common stock will be paid to Rocky Tan as follows:

●	250,000 shares of Helix Stock at closing.

●	$25,000 at closing

●	$25,000 on the 4-month anniversary of the Tan Security Closing Date

●	$25,000 on the 8-month anniversary of the Tan Security Closing Date

●	$25,000 on the 12-month anniversary of the Tan Security Closing Date

The Tan Security Acquisition is being accounted for as a business combination in accordance with ASC 805.

 The following table summarizes the purchase price allocations relating to the Tan Security Acquisition:

Base Price – Cash at closing	$25,000
Base Price – Deferred cash payment (including $25,000 to be made on the 4,8 and 12-month anniversaries of closing)	75,000
Base Price - Common Stock	710,000
Total Purchase Price	$810,000

Description	Fair Value
Assets acquired:
Cash	$2,940
Accounts receivable	7,635
Goodwill	821,807
Total assets acquired	$832,382
Liabilities assumed:
Accounts payable	12,526
Other liabilities	9,856
Total liabilities assumed	22,382
Estimated fair value of net assets acquired	$810,000

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Green Tree International, Inc.

Pursuant to the Amercanex Merger Agreement, the Company issued to the GTI stockholders an amount of unregistered shares of the Company’s common stock equal to $15 million, based on the average closing price of the Company’s common stock over the forty-five (45) trading day period ending three (3) trading days prior to the GTI Closing Date. If revenues of GTI in the second 12 month period following the GTI Closing Date exceed $5 million and are less than or equal to $10 million, the Company shall issue to the GTI shareholders a number of unregistered Helix shares (whether issued or reserved for issuance) equal to the quotient of (a) $5 million divided by (b) Helix share price multiplied by the quotient of (c) the revenues of GTI in the second 12 month period following the GTI Closing Date less $5 million divided by (d) $5 million.

To secure the indemnification obligations of the GTI shareholders to the Company under the GTI Merger Agreement, 4,140,274 of the Company shares issued to the GTI shareholders were held back and the Company is entitled to retain such number of the holdback shares as necessary to satisfy those indemnification obligations. 50% of the holdback shares that remain after satisfaction of any indemnification obligations will be released 12 months after the GTI Closing Date of the merger, and the remainder 24 months after the GTI Closing Date of the merger. Additionally, if in the first 12 months following the closing GTI generates less than $1.5 million of revenues, 100% of the holdback shares shall be returned to the Company.

In connection with closing the GTI Merger on September 10, 2019, the Company issued 16,765,727 unregistered shares of its common stock to GTI stockholders. In connection with the GTI Merger, Steve Janjic joined the board of directors of the Company.  As the $1,500,000 revenue threshold was not reached within the first 12 months, all 4,140,274 holdback shares were returned to the Company and the final purchase price allocation included the 12,625,453 unregistered shares of common stock issued to GTI.

The GTI Merger is being accounted for as a business combination in accordance with ASC 805. The Company has determined fair values of the assets acquired and liabilities assumed in the GTI merger.

The following table summarizes the purchase price allocations relating to the GTI transaction:

Base Price - Common Stock	$9,721,600
Total Purchase Price	$9,721,600

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Description	Fair Value	Weighted Average Useful Life (Years)
Assets acquired:
Cash	$—
Accounts receivable	135,000
Property, plant and equipment, net	12,142	4.5
Software	452,002
Goodwill	$9,792,829
Total assets acquired	10,391,973
Liabilities assumed:
Accounts payable	43,717
Notes Payable	400,000
Other liabilities	226,656
Total liabilities assumed	670,373
Estimated fair value of net assets acquired	$9,721,600

6.	Discontinued Operations

On July 31, 2020, the Company disposed of the Boss, SCG, Tan LLC and Tan Security subsidiaries through an Asset Purchase agreement with Invicta. The assets and liabilities of the discontinued entities are reflected as held for sale in the company’s consolidated balance sheet. The operations of the discontinued entities are accounted for as discontinued operations through the date of divestiture.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated balance sheets include the following carrying amounts of assets and liabilities related to discontinued operations:

	December 31,
	2020	2019
Assets
Cash	$—	$95,666
Accounts receivable, net	—	961,219
Prepaid expenses and other current assets	—	—
Current assets held for sale	—	1,056,885
Property and equipment, net	—	34,451
Goodwill	—	821,807
Deposits and other assets	—	105,671
Non-current assets held for sale	—	961,929
Total assets held for sale	—	2,018,814

Liabilities
Accounts payable and accrued liabilities	—	452,292
Notes payable, current portion	—	13,991
Current liabilities held for sale	—	466,283
Notes payable and financing arrangements, current portion	—
Other long-term liabilities	—	6,718
Non-current liabilities held for sale	—	17,746
Total liabilities held for sale	—	484,029
Net assets	$—	$1,534,785

The consolidated statements of operations include the following operating results related to discontinued operations:

	For the Years Ended December 31,
	2020	2019
Revenues	$4,043,996	$4,429,405
Cost of revenue	3,277,640	3,493,168
Gross margin	766,356	936,237

Operating expenses:
Selling, general and administrative	530,817	618,725
Salaries and wages	251,102	455,880
Professional and legal fees	117,815	95,143
Depreciation and amortization	7,301	52,221
Total operating expenses	907,035	1,221,969

Other expense
Interest expense		(5,034)
Gain on sale of assets
Other expense	—	(5,034)

Loss from discontinued operations	$(140,679)	$(290,766)

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	Property and Equipment, Net

At December 31, 2020 and 2019, property and equipment consisted of the following:
	December 31,
	2020	2019
Furniture and equipment	$265,106	$238,547
Software development costs	1,369,188	561,964
Vehicles	115,050	73,380
Total	1,749,344	873,891
Less: Accumulated depreciation and amortization	(216,234)	(102,663)
Property and equipment, net	$1,533,110	$771,228

Depreciation expense for the years ended December 31, 2020 and 2019 was $81,029 and $41,391, respectively.

8.	Intangible Assets, Net and Goodwill

The following table summarizes the Company’s intangible assets as of December 31, 2020 and 2019:

			December 31, 2020 (1)
	Estimated Useful Life (Years)	Gross Carrying Amount	Assets Acquired Pursuant to Business Combination	Accumulated Amortization	Net Book Value
Database	5	$93,427	$—	(88,259)	5,168
Trade names and trademarks	5 - 10	591,081	—	(323,668)	267,413
Web addresses	5	130,000	—	(121,668)	8,332
Customer list	5	8,304,449	—	(4,289,865)	4,014,584
Software	4.5	10,224,822	—	(5,799,736)	4,425,086
Domain Name	5	20,231		(6,090)	14,141
		$19,364,010	$—	(10,629,286)	8,734,724

			December 31, 2019
	Estimated Useful Life (Years)	Gross Carrying Amount at December 31, 2018	Assets Acquired Pursuant to Business Combination (2)	Accumulated Amortization	Net Book Value
Database	5	$93,427	$—	$(69,533)	$23,894
Trade names and trademarks	5 - 10	591,081	—	(207,525)	383,556
Web addresses	5	130,000	—	(95,611)	34,389
Customer list	5	11,459,027	—	(4,256,070)	7,202,957
Software	4.5	9,771,195	453,627	(3,492,525)	6,732,297
Domain Name	5	—	20,231	(2,037)	18,194
		$22,044,730	$473,858	$(8,123,301)	$14,395,287

(1)	The Company wrote off the remaining unamortized balance of $1,369,978 related to the customer list intangible asset from the Security Grade Protective Services transaction as of March 31, 2020.

(2)	On September 10, 2019, the Company acquired various assets of GTI (See Note 5)

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company uses the straight-line method to determine the amortization expense for its definite lived intangible assets. Amortization expense related to the purchased intangible assets was $4,290,587 and $4,684,722 for the years ended December 31, 2020 and 2019, respectively.

The estimated future amortization expense for the next five years and thereafter is as follows:

Years Ending December 31,	Future amortization expense
2021	$4,087,822
2022	3,772,164
2023	808,591
2024	39,669
2025	12,494
Thereafter	13,984
Total	$8,734,724

The following table summarizes the Company’s goodwill as of December 31, 2020 and 2019:

Total Goodwill
Balance at December 31, 2018	$39,913,559
Goodwill attributable to Green Tree acquisition	12,980,840
Balance at December 31, 2019	$52,894,399
Green Tree purchase price adjustment	(3,188,011)
Impairment of goodwill	(39,963,107)
Balance at December 31, 2020	$9,743,281

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.	Costs, Estimated Earnings and Billings

Costs, estimated earnings and billings on uncompleted contracts are summarized as follows as of December 31, 2020 and 2019:

	December 31,
	2020	2019
Costs incurred on uncompleted contracts	$447,059	$444,344
Estimated earnings	152,165	150,355
Cost and estimated earnings earned on uncompleted contracts	599,224	594,699
Billings to date	419,285	501,543
Costs and estimated earnings in excess of billings on uncompleted contracts	179,939	93,156

Costs in excess of billings	$263,072	$257,819
Billings in excess of cost	(83,133)	(164,663)
	$179,939	$93,156

10.	Accounts Payable and Accrued Expenses

As of December 31, 2020 and 2019, accounts payable and accrued expenses consisted of the following:

	December 31,
	2020	2019
Accounts payable	$638,194	$542,617
Accrued compensation and related expenses	727,012	260,280
Accrued expenses	1,218,052	1,717,796
Accrued interest	—	—
Lease obligation - current	243,428	290,161
Total	$2,826,686	$2,810,854

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.	Convertible Notes Payable, net of discount

	December 31,
	2020	2019
Note Ten, 25% convertible promissory note, fixed secured, maturing March 1, 2020, net of debt discount for warrants	$—	$143,630
Note Eleven, 10% convertible promissory note, fixed secured, maturing May 15, 2020, net of debt discount for warrants and legal fees	—	185,313
Note Twelve, 10% convertible promissory note, fixed secured, maturing April 11, 2021, net of debt discount for warrants and legal fees	—	205,363
Note Thirteen, 10% convertible promissory note, fixed secured, maturing April 11, 2021, net of debt discount for warrants and legal fees	—	206,091
Note Fourteen, 12% convertible promissory note, fixed secured, maturing June 26, 2021, net of debt discount for warrants and legal fees	—	92,095
Note Fifteen, 12% convertible promissory note, fixed secured, maturing November 15, 2021	385,000	385,000
	385,000	1,217,492
Less: Current portion	—	(832,492)
Long-term portion	385,000	385,000

On March 1, 2019, the Company entered into a $450,000 Secured Convertible Promissory Note (“Note Ten”) with an independent investor (the “investor”). The investor provided the Company with $450,000 in cash proceeds, which was received by the Company during the period ended June 30, 2019. Note Ten will mature on March 1, 2020 and bear interest at a rate of 25% per annum, payable by the Company half in cash and half in kind on a quarterly basis. The principal balance of Note Ten is convertible at the election of the investor, in whole or in part, at any time or from time to time, into the Company’s common stock at the lower of $0.90 per share or a 30% discount to the Company’s 30-day weighted average listed price per share immediately before the date of conversion. In conjunction with Note Ten, the Company issued a warrant to the investor to purchase 160,715 shares of the Company’s common stock at $1.40 per share.

The Company evaluated Note Ten in accordance with ASC 480, Distinguishing Liabilities from Equity and determined Note Ten will be accounted for as a liability initially measured at fair value and subsequently at fair value with changes in fair value recognized in earnings. During 2019, the investor elected their option to partially convert $280,000 in principal of Note Ten into 875,894 shares of the Company’s common stock. As of December 31, 2019, the fair value of Note Ten was $202,125. Accordingly, the Company recorded a change in fair value of $32,125 related to Note Ten for the year ended December 31, 2019. During the year ended December 31, 2020 the investor converted the remaining $170,000 in principal of Note ten into 564,420 shares of the Company’s common stock. As of December 31, 2020, Note Ten had been fully repaid via the conversion into shares of the Company’s common stock.

In addition, the company recorded a debt discount relating to the warrants issued in the amount of $355,847 based on the relative fair value of the warrants at inception of Note Ten. Debt discounts amortized to interest expense was $297,352 for the year ended December 31, 2019. The unamortized discount balance at December 31, 2019 was $58,495. In May, September, and December 2019, the Company issued 15,625, 16,568 and 19,401 restricted shares of common stock as paid-in-kind (“PIK”) interest payments in the amount of $14,062, $14,063, and $12,029, respectively. Accrued interest expense associated with Note Ten was $0 as of December 31, 2019, which includes PIK interest payable. Debt discount amortized to interest expense was $58,495 for the year ended December 31, 2020, fully amortizing the remaining debt discount.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On August 15, 2019, the Company entered into a $400,000 Fixed Convertible Promissory Note (“Note Eleven”) with the investor. The investor provided the Company with $380,000 in cash proceeds, which was received by the Company during the period ended September 30, 2019. The additional $20,000 was retained by the investor for due diligence and legal bills for the transaction and recorded as a debt discount. Note Eleven will mature on May 15, 2020 and bear interest at a rate of 10% per annum, payable by the Company in cash. The principal balance of Note Eleven is convertible at the election of the investor, in whole or in part, at any time or from time to time, into the Company’s common stock at $0.90 per share for the first 6 months and thereafter at the lower of $0.90 per share or at 70% of the average of the five lowest daily VWAPs of the Company’s common stock during the 15 consecutive trading days prior to the date on which the investor elects to convert all or part of Note Eleven. In conjunction with Note Eleven, the Company issued a warrant to the investor to purchase 25,000 shares of the Company’s common stock at $1.00 per share.

The Company evaluated Note Eleven in accordance with ASC 480, Distinguishing Liabilities from Equity and determined Note Eleven will be accounted for as a liability initially measured at fair value and subsequently at fair value with changes in fair value recognized in earnings. As of December 31, 2019, the fair value of Note Eleven was $204,444. Accordingly, the Company recorded a change in fair value of $195,556 related to Note Eleven for the year ended December 31, 2019. During the year ended December 31, 2020, the investor elected their option to fully convert $400,000 in principal of Note Eleven into 4,420,411 shares of the Company’s common stock.

In addition, the company recorded a debt discount of $38,543 relating to the warrants issued in the amount of $18,543 based on the relative fair value of the warrants themselves at inception of Note Eleven and $20,000 relating to legal fees. Debt discounts amortized to interest expense were $19,412 for the year ended December 31, 2019. The unamortized discount balance at December 31, 2019 was $19,131. Accrued interest expense associated with Note Eleven was $17,460 as of December 31, 2019. Debt discounts amortized to interest expense were $19,131 for the year ended December 31, 2020, fully amortizing the remaining debt discount.

On September 16, 2019, the Company entered into a $450,000 Fixed Convertible Promissory Note (“Note Twelve”) with the investor. The investor provided the Company with $427,500 in cash proceeds, which was received by the Company during the period ended December 31, 2019. The additional $22,500 was retained by the investor for due diligence and legal bills for the transaction and was recorded as a debt discount. Note Twelve will mature on June 16, 2020 and bear interest at a rate of 10% per annum, payable by the Company in cash. The principal balance of Note Twelve is convertible at the election of the investor, in whole or in part, at any time or from time to time, into the Company’s common stock at $0.90 per share for the first 6 months and thereafter at the lower of $0.90 per share or at 70% of the average of the five lowest daily VWAPs of the Company’s common stock during the 15 consecutive trading days prior to the date on which the investor elects to convert all or part of Note Twelve. In conjunction with Note Twelve, the Company issued a warrant to the investor to purchase 25,000 shares of the Company’s common stock at $1.00 per share.

The Company evaluated Note Twelve in accordance with ASC 480, Distinguishing Liabilities from Equity and determined Note Twelve will be accounted for as a liability initially measured at fair value and subsequently at fair value with changes in fair value recognized in earnings. As of December 31, 2019, the fair value of Note Twelve was $230,000. Accordingly, the Company recorded a change in fair value of ($220,000) related to Note Twelve for the year ended December 31, 2019. During the year ended December 31, 2020, the investor elected their option to convert $504,000 in principal of Note Twelve into 6,010,927 shares of the Company’s common stock. As of December 31, 2020, Note Twelve had been fully repaid via the conversion into shares of the Company’s common stock. The Company recorded a change in fair value of $(220,000) related to Note Twelve for the year ended December 31, 2020.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition, the company recorded a debt discount of $40,183 relating to the warrants issued in the amount of $17,683 based on the residual fair value of the warrants themselves at inception of Note Twelve and $22,500 relating to legal fees. Debt discounts amortized to interest expense were $15,545 for the year ended December 31, 2019. The unamortized discount balance at December 31, 2019 was $24,638. Accrued interest expense associated with Note Twelve was $18,285 as of December 31, 2019. Debt discounts amortized to interest expense were $24,638 for the year ended December 31, 2020, fully amortizing the remaining debt discount. Accrued interest expense associated with Note Twelve was $0 as of December 31, 2020.

On October 11, 2019, the Company entered into a $450,000 Fixed Convertible Promissory Note (“Note Thirteen”) with the investor. The investor provided the Company with $427,500 in cash proceeds, which was received by the Company during the period ended December 31, 2019. The additional $22,500 was retained by the investor for due diligence and legal bills for the transaction and was recorded as a debt discount. Note Thirteen will mature on July 11, 2020 and bear interest at a rate of 10% per annum, payable by the Company in cash. The principal balance of Note Thirteen is convertible at the election of the investor, in whole or in part, at any time or from time to time, into the Company’s common stock at $0.90 per share for the first 6 months and thereafter at the lower of $0.90 per share or at 70% of the average of the five lowest daily VWAPs of the Company’s common stock during the 15 consecutive trading days prior to the date on which the investor elects to convert all or part of Note Thirteen. In conjunction with Note Thirteen, the Company issued a warrant to the investor to purchase 25,000 shares of the Company’s common stock at $1.00 per share.

The Company evaluated Note Thirteen in accordance with ASC 480, Distinguishing Liabilities from Equity and determined Note Thirteen will be accounted for as a liability initially measured at fair value and subsequently at fair value with changes in fair value recognized in earnings. As of December 31, 2019, the fair value of Note Thirteen was $230,000. Accordingly, the Company recorded a change in fair value of ($220,000) related to Note Thirteen for the year ended December 31, 2019. During the year ended December 31, 2020, the investor elected their option to  convert $504,000 in principal of Note Thirteen into 7,402,831 shares of the Company’s common stock. As of December 31, 2020, Note Thirteen had been fully repaid via the conversion into shares of the Company’s common stock. The Company recorded a change in fair value of $(220,000) related to Note Thirteen for the year ended December 31, 2020

In addition, the company recorded a debt discount of $33,943 relating to the warrants issued in the amount of $11,443 based on the residual fair value of the warrants themselves at inception of Note Thirteen and $22,500 relating to legal fees. Debt discounts amortized to interest expense were $10,034 for the year ended December 31, 2019. The unamortized discount balance at December 31, 2019 was $23,909. Accrued interest expense associated with Note Thirteen was $16,022 as of December 31, 2019. Debt discounts amortized to interest expense were $23,908 for the year ended December 31, 2020, fully amortizing the remaining debt discount. Accrued interest expense associated with Note Thirteen was $0 as of December 31, 2020.

On December 26, 2019, the Company entered into a $210,526 Fixed Convertible Promissory Note (“Note Fourteen”) with the investor. The investor provided the Company with $200,000 in cash proceeds, which was received by the Company during the period ended December 31, 2019. The additional $10,526 was retained by the investor for due diligence and legal bills for the transaction and was recorded as a debt discount. Note Fourteen will mature on September 26, 2020 and bear interest at a rate of 12% per annum, payable by the Company in cash. The principal balance of Note Fourteen is convertible at the election of the investor, in whole or in part, at any time or from time to time, into the Company’s common stock at $0.90 per share for the first 6 months and thereafter at the lower of $0.90 per share or at 70% of the average of the five lowest daily VWAPs of the Company’s common stock during the 15 consecutive trading days prior to the date on which the investor elects to convert all or part of Note Fourteen. In conjunction with Note Fourteen, the Company issued a warrant to the investor to purchase 12,500 shares of the Company’s common stock at $1.00 per share.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company evaluated Note Fourteen in accordance with ASC 480, Distinguishing Liabilities from Equity and determined Note Fourteen will be accounted for as a liability initially measured at fair value and subsequently at fair value with changes in fair value recognized in earnings. As of December 31, 2019, the fair value of Note Fourteen was $107,602. Accordingly, the Company recorded a change in fair value of $102,924 related to Note Fourteen for the year ended December 31, 2019. During the year ended December 31, 2020, the investor elected their option to  convert $235,789 in principal of Note Fourteen into 3,462,394 shares of the Company’s common stock. As of December 31, 2020, Note Fourteen had been fully repaid via the conversion into shares of the Company’s common stock. The Company recorded a change in fair value of $102,924 related to Note Fourteen for the year ended December 31, 2020

In addition, the company recorded a debt discount of $15,794 relating to the warrants issued in the amount of $5,268 based on the residual fair value of the warrants themselves at inception of Note Fourteen and $10,526 relating to legal fees. Debt discounts amortized to interest expense were $287 for the year ended December 31, 2019. The unamortized discount balance at December 31, 2019 was $15,507. Accrued interest expense associated with Note Fourteen was $463 as of December 31, 2019. Debt discounts amortized to interest expense were $15,507 for the year ended December 31, 2020, fully amortizing the remaining debt discount. Accrued interest expense associated with Note Fourteen was $0 as of December 31, 2020.

On November 15, 2019, the Company entered into a $5,000,000 Unsecured Convertible Promissory Note (“Note Fifteen”) with the investor. The investor provided the Company with $385,000 in cash proceeds, which was received by the Company during the period ended December 31, 2019. Note Fifteen will mature on November 15, 2021 and bear interest at a rate of 12% per annum, payable by the Company in cash. The principal balance of Note Fifteen is convertible only if the Company raises $5,000,000 of equity or if there is a change of control of more than 50% of Helix’s equity or assets. As of December 31, 2020, and December 31, 2019, the balance of Note Fifteen was $385,000. Accrued interest expense associated with Note Fifteen was $11,806 and $5,239 as of December 31, 2020 and December 31, 2019, respectively.

12.	Related Party Transactions

 Convertible Note Payable

On March 1, 2019, the Company entered into a $1,500,000 Secured Convertible Promissory Note (“Note Nine”) with Rose Capital Fund I, LP (the Related Party Holder”). A Managing Member of the Related Party Holder is also a Director of the Company. The Related Party Holder provided the Company with $1,475,000 in cash proceeds, which was received by the Company during the period ended December 31, 2019. The additional $25,000 was retained by the Related Party Holder for legal bills for the transaction. Note Nine will mature on March 1, 2020 and bear interest at a rate of 25% per annum, payable by the Company half in cash and half in kind on a quarterly basis. The principal balance of Note Nine is convertible at the election of the Related Party Holder, in whole or in part, at any time or from time to time, into the Company’s common stock at the lower of $0.90 per share or a 30% discount to the Company’s 30-day weighted average listed price per share immediately before the date of conversion. In conjunction with Note Nine, the Company issued a warrant to the Related Party Holder to purchase 535,715 shares of the Company’s common stock at $1.40 per share.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company evaluated Note Nine in accordance with ASC 480, Distinguishing Liabilities from Equity and determined Note Nine will be accounted for as a liability initially measured at fair value and subsequently at fair value with changes in fair value recognized in earnings. As of December 31, 2019, the fair value of Note Nine was $1,783,454. Accordingly, the Company recorded a change in fair value of $283,454 related to Note Nine for the year ended December 31, 2019. During the year ended December 31, 2020, the Related Party Holder elected their option to convert $350,110 in principal of Note Nine into 3,925,000 shares of the Company’s common stock. As of December 31, 2020, Note Nine had been fully repaid via the conversion into shares of the Company’s common stock.

In addition, the company recorded a debt discount relating to the warrants issued in the amount of $1,186,153 based on the relative fair value of the warrants at inception of Note Nine. The additional $25,000 retained by the fourth investor for legal bills for the transaction will be recorded as a debt discount. Debt discount amortized to interest expense was $199,094 for the year ended December 31, 2020, fully amortizing the remaining debt discount. On May 31, 2019, the Company issued 52,083 restricted shares of common stock as PIK interest payments in the amount of $46,875. On February 24, 2020, the Company issued 167,891 restricted shares of common stock as PIK interest payments in the amount of $93,750. Accrued interest expense associated with Note Nine was $31,250 as of December 31, 2020, which was all PIK interest payable, and which was subsequently paid in February 2021.

Warrants

On March 1, 2019, in connection with the issuance of Note Nine, the Company issued warrants, of which the value was derived and based off the fair value of Note Nine, to the investor to purchase 535,715 shares of the Company’s common stock at $1.40 per share. Exercise of the purchase rights represented by the warrant may be made, in whole or in part, at any time or times on or after March 1, 2019 and on or before March 1, 2024, by delivery to the Company of the Notice of Exercise.

The Company determined that the warrants associated with Note Nine are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as a liability pursuant to ASC 480, Distinguishing Liabilities from Equity. The Company has no plans to consummate a fundamental transaction with cash proceeds and does not believe a fundamental transaction with cash proceeds is likely to occur during the remaining term of the outstanding warrants. In accordance with the accounting guidance, the outstanding warrants are recognized as a warrant liability on the balance sheet and are measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income in the statement of operations. As of December 31, 2019, the fair value of the warrant liability was $182,065 while as of December 31, 2020, the fair value of the warrant liability was $184,839. Accordingly, the Company recorded a change in fair value of $2,774 during the year ended December 31, 2020, which is reflected in the consolidated statements of operations.

Management Fee Payable

On March 1, 2019, the Company entered into a Management Consulting Services Agreement (the “Management Fee Agreement”) with Rose Management Group LLC (the “Consultant”). The Company agreed to pay the Consultant a management fee of $20,830 per month, but is permitted to accrue the fee as a liability if the fee would have an adverse impact on the Company’s ability to operate due to a cash shortage. The fee is recognized in professional and legal fees in the Company’s consolidated statement of operations and the liability has been recognized in accounts payable on the consolidated balance sheet. The balance of the accrued liability was $169,704 and 69,704 as of December 31, 2020 and 2019, respectively.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.	Promissory Notes

On January 3, 2019, the Company entered into an unsecured promissory note with the Related Party Holder in the amount of $280,000. The unsecured promissory note has a fixed interest rate of 10% and is due and payable on March 31, 2019. On March 2, 2019, the unsecured promissory note was paid off in full.

On July 29, 2019, the Company entered into an unsecured promissory note with the Related Party Holder in the amount of $300,000. The unsecured promissory note has a fixed interest rate of 12% and is due and payable on January 29, 2020.  The Company and the Related Party Holder mutually agreed to defer payment of interest and repayment of principal until July 29, 2020, at which time the note and interest were paid off in full.

Paycheck Protection Program Loan (“PPP Loan”)

On May 5, 2020, Tan’s International, LLC entered into a Promissory Note (the “PPP Note”) with Bank of America as the lender (the “PPP Lender”), pursuant to which the PPP Lender agreed to make a loan to us under the Paycheck Protection Program (the “PPP Loan”) offered by the U.S. Small Business Administration (the “SBA”) in a principal amount of $83,950 pursuant to Title 1 of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The PPP Loan and all accrued interest were repaid on February 2, 2021.

14.	Notes Payable

As of December 31, 2020 and December 31, 2019 Notes payable consisted of the following:

	December 31,
	2020	2019
Vehicle financing loans payable, between 4.7% and 7.0% interest and maturing between June 2022 and July 2022	$21,823	$27,488
Loans Payable - Credit Union	—	5,385
Notes Payable and financing arrangements	400,000	400,000
Less: Current portion of loans payable	(409,236)	(10,814)
Long-term portion of loans payable	$12,587	$422,059

The interest expense associated with the notes payable was $217,432 and $5,874 for the years ended December 31, 2020 and 2019, respectively.

In connection with the GTI Merger, the Company assumed a $400,000 Senior Secured Convertible Debenture (the “Convertible Debenture”) (See Note 5). The Convertible Debenture will mature on July 31, 2021 and bears interest at a rate of 10% per annum, payable by the Company to the Lender.  The Convertible Debenture is not convertible into Helix common stock and was paid off subsequent to year end December 31, 2020 (see note 22).

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Convertible Debenture will be secured by a general security interest over all of the assets of GTI, however does not apply to those assets owned by Helix or Merger Sub prior to the closing of the GTI Merger.

On February 7, 2020, the Company and its subsidiary Bio-Tech Medical Software Inc. entered into an agreement for the purchase and sale of future receipts with Advantage Capital Funding. $485,000 was actually funded to the Company with a promise to pay $15,000 per week for 8 weeks and $20,000 per week for the next 27 weeks until a total of $660,000 is paid.  All outstanding principal was paid off as of December 31, 2020.

15.	Shareholders’ Equity

Common Stock

 The table below reflect shares of common stock issued in relation to Investment Unit Agreements during the year ended December 31, 2020:

Date of Issuance	Number of Shares Issued	Total
January 2020	270,270	$43,792
June 2020	123,457	13,580
June 2020	114,852	12,634
June 2020	227,273	25,000
June 2020	500,000	55,000
June 2020	48,742	5,362
June 2020	227,273	25,000
June 2020	227,273	25,000
June 2020	2,000,000	220,000
June 2020	90,909	10,000
June 2020	487,418	53,616
June 2020	122,163	13,438
June 2020	272,728	30,000
June 2020	82,305	9,054
June 2020	243,709	26,808
June 2020	73,422	8,076
June 2020	681,819	75,000
June 2020	318,182	35,000
June 2020	823,044	90,535
June 2020	363,637	40,000
June 2020	73,422	8,076
June 2020	181,819	20,000
June 2020	48,742	5,362
June 2020	194,968	21,446
May 2020	1,818,181	200,000
May 2020	1,818,182	200,000
	11,433,790	$1,271,779

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The table below reflect shares of common stock issued under the Stock Incentive Plan during the year ended December 31, 2020:

Date of Issuance	Number of Shares Issued	Total
January 2020	100,000	$63,000
January 2020	100,000	63,000
January 2020	100,000	63,000
January 2020	50,000	31,500
June 2020	10,800	1,404
June 2020	143,000	31,460
August 2020	135,000	21,600
August 2020	475,000	90,250
August 2020	350,000	66,500
August 2020	400,000	76,000
August 2020	450,000	85,500
	2,313,800	$593,214

The stock-based compensation expense for stock option awards was $1,151,305 during the year ended December 31, 2020.

The table below reflect shares of common stock issued in relation to the exercise of stock options during the year ended December 31, 2020:

Date	Number of Shares Issued	Total
August 2020	650,000	71,500
December 2020	50,000	24,500
	700,000	$96,000

The table below reflect shares of common stock issued in relation to the exercise of warrants during the year ended December 31, 2020:

Date	Number of Shares Issued	Total
November 2020	1,600,000	$250,000
December 2020	320,000	50,000
	1,920,000	$300,000

The table below reflect shares of common stock issued resulting from convertible note interest conversions during the year ended December 31, 2020:

Date	Number of Shares Issued	Total
December 2020	39,273	$12,960
December 2020	125,910	41,550
November 2020	189,325	32,564
December 2020	295,155	97,401
December 2020	192,918	63,662
	842,581	$248,137

The table below reflect shares of common stock issued resulting from convertible note PIK interest (paid) during the year ended December 31, 2020:

Date	Number of Shares Issued	Total
February 2020	167,891	$56,243
December 2020	1,641,856	804,509
	1,809,747	$860,752

In October 2020, the Company issued 15,000 shares of common stock to a former employee and recorded stock-based compensation expense of $1,650.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In July 2020, the Company issued 500,000 shares of common stock resulting from cashless exercise of warrants.

In January 2019, the Company issued 20,000 shares of restricted common stock to a consultant per a consulting agreement and recorded shared based compensation expense of $27,400.

In March and June 2019, the Company issued 1,255,222 and 166,667 shares of common stock as part of investment unit purchase agreements (see Note 16).

In March and June 2019, certain option holders exercised their rights under the BioTrackTHC Stock Plan and were issued 62,847 and 47,084 shares of common stock, respectively, for no cash proceeds.

In March and April 2019, certain option holders exercised their rights under the BioTrackTHC Stock Plan and were issued 6,082 and 57,461 shares of common stock for total proceeds of $4,805 and $21,808, respectively.

In April 2019, the Company issued 250,000 shares of common stock as part of the Tan Security acquisition.

In April 2019, a selling shareholder of Security Grade exercised their right to purchase 15,101 shares of the Company’s common stock.

In April 2019, the Company issued 733,300 shares of common stock in satisfaction of the Engeni contingent consideration (see Note 5).

In May 2019, the Company issued 51594and 135394 restricted shares of common stock as PIK interest payments in the amount of $14,062 and $46,875, respectively (see Notes 11 and 12).

Conversion of Convertible Note to Common Stock

During the year ended December 31, 2020, the holders of Note Nine, Note Ten, Note Eleven, Note Twelve, Note Thirteen and Note Fourteen elected to convert $3,361,789 in principal of the respective convertible notes into 37,397,896 shares of the Company’s common stock. (See Note 11).

On March 7, 2019 and March 28, 2019, the holder of a 10% fixed secured convertible promissory note issued by the Company elected its option to fully convert $75,882 and $42,055 in principal of the convertible note into 100,000 and 55,421 shares of the Company’s common stock, respectively.

Series A convertible preferred stock

In October 2015, the Company issued a total of 1,000,000 shares of its Class A Preferred Stock. The Class A Preferred Stock included super majority voting rights and were convertible into 60% of the Company’s common stock. During the third quarter of 2017, the Company modified the conversion rate on the Class A Preferred Stock to a 1:1 ratio. This modification reduced the amount of potentially dilutive Convertible Series A Stock by 15,746,127 shares to a total of 1,000,000 at September 30, 2017.

As a result of the Company’s financing at $.11 per share during May and June 2020 the number of shares of common stock the Series A Preferred Stock is convertible into increased from 1,000,000 to 1,045,970.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Series B convertible preferred stock

Series B Preferred Stock Purchase Agreement

On May 17, 2017, the Company sold to accredited investors an aggregate of 5,781,426 Series B Preferred Shares for gross proceeds of $1,875,000 and converted a $500,000 Unsecured Convertible Promissory Note into 1,536,658 Series B Preferred Shares. This tranche of Series B Preferred Shares are convertible into 7,318,084 shares of common stock based on the current conversion price, at a purchase price of $0.325 per share.

In connection with the Series B Preferred Stock Purchase Agreement, the Company is obligated to issue warrants to a third-party for services to purchase 462,195 shares of common stock at $0.325 per share. These warrants have been accounted for as an obligation to issue because as of the balance sheet date the Company did not deliver the warrants though incurred the obligation; accordingly, they were recognized as a liability on the consolidated balance sheet and cost of issuance of Series B preferred shares on the consolidated statement of shareholders’ equity.

In accordance with the Certificate of Incorporation, there were 9,000,000 authorized Series B Preferred Stock at a par value of $ 0.001. On August 23, 2017 the Certificate of Designations was amended and restated to increase the number of shares of Series B Preferred Stock authorized to be 17,000,000.

Conversion:

Each Series B Preferred Share is convertible at the option of the holder into such number of shares of the Company’s common stock equal to the number of Series B Preferred Shares to be converted, multiplied by the Preferred Conversation Rate. The Preferred Conversion Rate shall be the quotient obtained by dividing the Preferred Stock Original Issue Price ($0.3253815) by the Preferred Stock Conversion Price in effect at the time of the conversion (the initial conversion price will be equal to the Preferred Stock Original Issue Price, subject to adjustment in the event of stock splits, stock dividends, and fundamental transactions). Based on the current conversion price, the Series B Preferred Shares are convertible into 13,784,201 shares of common stock. A fundamental transaction means: (i) our merger or consolidation with or into another entity, (ii) any sale of all or substantially all of our assets in one transaction or a series of related transactions, (iii) any reclassification of our Common Stock or any compulsory share exchange by which Common Stock is effectively converted into or exchanged for other securities, cash or property; or (iv) sale of shares below the preferred stock conversion price. Each Series B Preferred Share will automatically convert into common stock upon the earlier of (i) notice by the Company to the holders that the Company has elected to convert all outstanding Series B Preferred Shares at any time on or after May 12, 2018; or (ii) immediately prior to the closing of a firmly underwritten initial public offering (involving the listing of the Company’s Common Stock on an Approved Stock Exchange) pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Common Stock for the account of the Company in which the net cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least fifty million dollars ($50,000,000).

As a result of the Company’s financing at $.11 per share during May and June 2020 the number of shares of common stock the Series B Preferred Stock is convertible into increased from 13,784,201 to 14,417,856.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Dividends, Voting Rights and Liquidity Value:

Pursuant to the Certificate of Designations, the Series B Preferred Shares shall bear no dividends, except that if the Board shall declare a dividend payable upon the then-outstanding shares of the Company’s common stock. The Series B Preferred Shares vote together with the common stock and all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company including, but not limited to, actions amending the certificate of incorporation of the Company to increase the number of authorized shares of the common stock. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series B Preferred Shares are entitled to (i) first receive distributions out of our assets in an amount per share equal to the Stated Value plus all accrued and unpaid dividends, whether capital or surplus before any distributions shall be made on any shares of common stock and (ii) second, on an as-converted basis alongside the common stock.

Classification:

These Series B Preferred Shares are classified within permanent equity on the Company’s consolidated balance sheet as they do not meet the criteria that would require presentation outside of permanent equity under ASC 480, Distinguishing Liabilities from Equity.

16.	Stock Options

As part of the Membership Interest Purchase Agreement entered into between the Company and Security Grade, on June 2, 2017 (see Note 5), the Company granted to the selling Members the option to purchase up to 414,854 shares of the Company’s common stock at a price of $0.001 per share. Of the 414,854 options granted, 207,427 were vested at closing and equity classified. The vesting of the remaining 207,427 shares were subject to certain milestones being achieved and was initially recognized as contingent consideration, both a component of purchase price. As a result of the milestones being met during the third quarter of 2017, the remaining 207,427 shares have also vested. The options have an expiration date of 36 months from the closing date. The exercise price will be based on the fair market value of the share on the date of grant.

On February 21, 2020 the Company awarded the Chief Financial Officer, an option to purchase a total of 200,000 shares of the Company’s common stock at a price of $0.385 per share. These options vested immediately upon grant and expire on February 21, 2025.

 On March 31, 2020 the Company awarded an employee (who is also a board member), two options to purchase a total of 800,000 shares of the Company’s common stock at a price of $0.115 per share. Out of the 800,000 total, 100,000 options vested immediately upon grant, 100,000 vest on 8/15/2020 and the remaining 600,000 vest based on achievement of certain milestones through December 31 2020. As of December 31, 2020, none of the milestone performance awards had vested and were therefore forfeited. The 200,000 vested options expire on March 31, 2025.

 During the three months ended March 31, 2020 the Company awarded certain consultants options to purchase 165,000 shares of the Company’s common stock at prices ranging from $0.20 to $0.46 per share. These options vested immediately and expire three years from issuance.

On April 1, 2020 the Company awarded a consultant an option to purchase a total of 65,000 shares of the Company’s common stock at a price of $0.115 per share. The options vested immediately upon grant and expire April 1, 2023.

In May 2020 the Company awarded a consultant an option to purchase 700,000 shares of the Company’s common stock at a price of $.13 per share. The options vested immediately and were fully exercised shortly after grant.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On June 8, 2020 the Company awarded certain employees an option to purchase a total of 200,000 shares of the Company’s common stock at a price of $0.23 per share. 50% of these options vest on December 8, 2020 and 50% vest on 6/8/2020 and all expire June 8, 2025.

On June 19, 2020 the Company awarded the Chief Executive Officer, an option to purchase a total of 500,000 shares of the Company’s common stock at a price of $0.167 per share. These options vest over a three-year period from June 19, 2021 to June 19, 2023 and expire June 19, 2025.

On September 14, 2020, the Company awarded an employee an option to purchase a total of 250,000 shares of the Company’s common stock at a price of $0.10 per share. 20% of these options vest on the grant and date another 20% of the shares vest every six months then after. All shares expire June 8, 2025.

On October 1, 2020, the Company awarded an employee an option to purchase a total of 25,000 shares of the Company’s common stock at a price of $0.101 per share. 100% of these options vest on the grant date. All shares expire October 1, 2023.

On October 14, 2020 the Company awarded the Chief Executive Officer, an option to purchase a total of 300,000 shares of the Company’s common stock at a price of $0.105 per share. These options vest over a one-year period from October 14, 2020 to October 14, 2021 and expire October 14, 2025.

On February 29, 2020, the former President of the Company’s BioTrackTHC subsidiary forfeited 1,430,306 BioTrackTHC Management Awards and 204,364 Bio-Tech Medical Software, Inc. 2014 Stock Incentive Plan stock options as a result of his termination (See Note 17).

During the year ended December 31, 2020, 198,750 employee options grants were forfeited as they had not yet vested prior to the employees’ separation from the Company.

On February 6, 2019 the Company awarded an executive an option to purchase a total of 100,000 shares of the Company’s common stock at an exercise price $1.51 per share. These options vested on May 6, 2019 and have an expiration date of February 6, 2024.

On March 19, 2019 the Company awarded the Chief Financial Officer, two options to purchase a total of 300,000 shares of the Company’s common stock at prices ranging from $2.35 to $2.59 per share. These options shall vest over a three-year period from March 2020 to March 2022 and have expiration dates ranging from March 2024 to March 2029.

On March 19, 2019 the Company awarded the Chief Executive Officer, two options to purchase a total of 500,000 shares of the Company’s common stock at prices ranging from $2.35 to $2.59 per share. These options shall vest over a three-year period from March 2020 to March 2022 and have expiration dates ranging from March 2024 to March 2029.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the stock options was estimated using the Black-Scholes option pricing model, and the assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgement. The assumptions at the inception date are as follows:

December 31,
	2020	2019
Exercise Price	$0.10 to $0.46	$0.435 to $2.59
Fair value of company’s common stock	$0.09 to $0.46	$0.435 to $2.35
Dividend yield	0	0
Expected volatility	133% to 188%	110% to 191%
Risk Free interest rate	0.27% to 1.59%	1.51% to 2.51%
Expected life (years) remaining	2.01 to 4.79	2.92 to 10.00

 Stock option activity for the years ended December 31, 2020 and 2019 is as follows:

	Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)

Outstanding at January 1, 2019	8,730,956	$0.671	2.44
Granted	3,075,000	$1.161	5.56
Exercised	(188,575	$0.261	0.57
Outstanding at January 1, 2020	11,617,381	$0.81	3.21
Granted	3,205,000	$0.157	3.80
Exercised	(1,400,000)	$0.134	3.24
Forfeited and expired	(2,526,865)	$0.519	0.62
Outstanding at December 31, 2020	10,895,516	$0.769	3.83
Vested options at December 31, 2020	9,703,432	$0.687	1.65

17.	Warrant Liability

On March 1, 2019, in connection with the issuance of Note Ten, the Company issued warrants, of which the value was derived and based off the fair value of Note Ten, to the investor to purchase 160,715 shares of the Company’s common stock at $1.40 per share. Exercise of the purchase rights represented by the warrant may be made, in whole or in part, at any time or times on or after March 1, 2019 and on or before March 1, 2024, by delivery to the Company of the Notice of Exercise.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company determined that the warrants associated with Note Ten are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as a liability pursuant to ASC 480, Distinguishing Liabilities from Equity. The Company has no plans to consummate a fundamental transaction with cash proceeds and does not believe a fundamental transaction with cash proceeds is likely to occur during the remaining term of the outstanding warrants. In accordance with ASC 480, the outstanding warrants are recognized as a warrant liability on the balance sheet and are measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income in the statement of operations. At December 31, 2019, the fair value of the warrant liability was $54,620 while as of December 31, 2020, the fair value of the warrant liability was $53,530. Accordingly, the Company recorded a change in fair value of the warrant liability of $(1,090) related to Note Ten for the year ended December 31, 2020.

On January 10, 2019, the Company entered into an Investment Unit Purchase Agreement (the “First Investment Agreement”) to issue and sell investment units to an investor, in which the investment units consist of one share of the common stock of the Company, and a warrant exercisable for one half share of common stock of the Company at an Exercise Price of $1.25 per share for cash at a price per investment unit of $0.90.

On March 5, 2019, the Company sold an aggregate of 1,255,222 units of the Company’s securities to an investor at a purchase price of $0.90 per unit for total proceeds of $1,129,700. In connection with the First Investment Agreement, the investor is entitled to purchase from the Company, at the Exercise Price, at any time on or after 90 days from the issuance date, 627,611 shares of the Company’s common stock (the “March Warrant Shares”).

The Company determined that the warrants are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as a liability pursuant to ASC 480, Distinguishing Liabilities from Equity. The Company has no plans to consummate a fundamental transaction with cash proceeds and does not believe a fundamental transaction with cash proceeds is likely to occur during the remaining term of the outstanding warrants. In accordance with the accounting guidance, the outstanding warrants are recognized as a warrant liability on the balance sheet and are measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income in the statement of operations.

The fair value of the March Warrant Shares at issuance on January 10, 2019 is in excess of the proceeds received, the warrant liability is required to be recorded at fair value with the excess of the fair value over the proceeds received recognized as a loss in earnings. The gross proceeds from the 1,255,222 investment units at $0.90 was $1,129,700. The fair value of the March Warrant Shares at issuance was $1,717,506. The amount to be recognized as a loss in earnings is calculated as follows:

Proceeds from January investment units	$1,129,700
Par value of common stock issues	$(1,255)
Fair value of warrants	$(1,717,506)
Loss on issuance of warrants (January 10, 2019 issuance)	$(589,061)
Loss on issuance of warrants (March 11, 2019)	$(198,148)
Total loss on issuance of warrants	$(787,209)

As of December 31, 2020 and 2019, the fair value of the warrant liability $639,603 was $715,259, respectively. The Company issued warrants with a fair value of $56,208 and recorded a change in fair value of the warrant liability of  $(131,864) for the year ended December 31, 2020.

On March 11, 2019, the Company issued warrants to an investment bank to purchase a total of 100,000 restricted shares of the Company’s common stock at a per share purchase price of $0.90. The warrants are exercisable at any time six months after the issuance date within three years of issuance.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company determined that the warrants are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as a liability pursuant to ASC 480, Distinguishing Liabilities from Equity. The Company has no plans to consummate a fundamental transaction with cash proceeds and does not believe a fundamental transaction with cash proceeds is likely to occur during the remaining term of the outstanding warrants. In accordance with the accounting guidance, the outstanding warrants are recognized as a warrant liability on the consolidated balance sheet and are measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income in the consolidated statement of operations. At December 31, 2019, the fair value of the warrant liability was $24,504 while as of December 31, 2020, the fair value of the warrant liability was $7,142. Accordingly, the Company recorded a change in fair value of the warrant liability of $(17,362) related to the warrants for the year ended December 31, 2020.

On June 14, 2019, the Company entered into another Investment Unit Purchase Agreement (the “Second Investment Agreement”) to issue and sell investment units to an investor (the “investor”), in which the investment units consist of one share of the common stock of the Company, and a warrant exercisable for one half share of common stock of the Company at an exercise price of $1.25 per share for cash at a price per investment unit of $0.90.

On June 24, 2019, the Company sold an aggregate of 166,667 units of the Company’s securities to an investor at a purchase price of $0.90 per unit for total proceeds of $150,000. In connection with the Second Investment Agreement, the investor is entitled to purchase from the Company, at the exercise price, at any time on or after 90 days from the issuance date, 83,333 shares of the Company’s common stock (the “June Warrant Shares”).

The gross proceeds from the 166,667 investment units at $0.90 was $150,000.  The fair value of the June Warrant Shares at issuance was $83,586 while as of December 31, 2019, the fair value of the warrant liability was $26,881. Accordingly, the Company recorded a change in fair value of the warrant liability of $(56,705) related to the warrants for the year ended December 31, 2019. As of December 31, 2020, the fair value of the warrant liability was $24,215. Accordingly, the Company recorded a change in fair value of the warrant liability of $(2,666) related to the warrants for the year ended December 31, 2020.

On August 15, 2019, in connection with the issuance of Note Eleven, the Company issued warrants, of which the value was derived and based off the fair value of Note Eleven, to the investor to purchase 25,000 shares of the Company’s common stock at $1.00 per share. Exercise of the purchase rights represented by the warrant may be made, in whole or in part, at any time or times on or after August 15, 2019 and on or before August 15, 2024, by delivery to the Company of the Notice of Exercise.

The Company determined that the warrants associated with Note Eleven are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as a liability pursuant to ASC 480, Distinguishing Liabilities from Equity. The Company has no plans to consummate a fundamental transaction with cash proceeds and does not believe a fundamental transaction with cash proceeds is likely to occur during the remaining term of the outstanding warrants. In accordance with ASC 480, the outstanding warrants are recognized as a warrant liability on the balance sheet and are measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income in the statement of operations. At December 31, 2019, the fair value of the warrant liability was $9,130 while as of December 31, 2020, the fair value of the warrant liability was $9,810. Accordingly, the Company recorded a change in fair value of the warrant liability of $680 related to Note Eleven for the year ended December 31, 2020.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On September 16, 2019, in connection with the issuance of Note Twelve, the Company issued warrants, of which the value was derived and based off the fair value of Note Twelve, to the investor to purchase 25,000 shares of the Company’s common stock at $1.00 per share. Exercise of the purchase rights represented by the warrant may be made, in whole or in part, at any time or times on or after September 16, 2019 and on or before September 16, 2024, by delivery to the Company of the Notice of Exercise.

The Company determined that the warrants associated with Note Twelve are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as a liability pursuant to ASC 480, Distinguishing Liabilities from Equity. The Company has no plans to consummate a fundamental transaction with cash proceeds and does not believe a fundamental transaction with cash proceeds is likely to occur during the remaining term of the outstanding warrants. In accordance with ASC 480, the outstanding warrants are recognized as a warrant liability on the balance sheet and are measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income in the statement of operations. At December 31, 2019, the fair value of the warrant liability was $9,194 while as of December 31, 2020, the fair value of the warrant liability was $9,970. Accordingly, the Company recorded a change in fair value of the warrant liability of $776 related to Note Twelve for the year ended December 31, 2020.

On October 11, 2019, in connection with the issuance of Note Thirteen, the Company issued warrants, of which the value was derived and based off the fair value of Note Thirteen, to the investor to purchase 25,000 shares of the Company’s common stock at $1.00 per share. Exercise of the purchase rights represented by the warrant may be made, in whole or in part, at any time or times on or after October 11, 2019 and on or before October 11, 2024, by delivery to the Company of the Notice of Exercise.

The Company determined that the warrants associated with Note Thirteen are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as a liability pursuant to ASC 480, Distinguishing Liabilities from Equity. The Company has no plans to consummate a fundamental transaction with cash proceeds and does not believe a fundamental transaction with cash proceeds is likely to occur during the remaining term of the outstanding warrants. In accordance with ASC 480, the outstanding warrants are recognized as a warrant liability on the balance sheet and are measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income in the statement of operations. At December 31, 2019, the fair value of the warrant liability was $9,236 while as of December 31, 2020, the fair value of the warrant liability was $10,089. Accordingly, the Company recorded a change in fair value of the warrant liability of $853 related to Note Thirteen for the year ended December 31, 2020.

On November 1, 2019, the Company issued warrants to an institution to purchase a total of 100,000 restricted shares of the Company’s common stock at a per share purchase price of $0.435. The warrants are exercisable at any time after the issuance date within five years of issuance.

The Company determined that the warrants are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as a liability pursuant to ASC 480, Distinguishing Liabilities from Equity. The Company has no plans to consummate a fundamental transaction with cash proceeds and does not believe a fundamental transaction with cash proceeds is likely to occur during the remaining term of the outstanding warrants. In accordance with the accounting guidance, the outstanding warrants are recognized as a warrant liability on the consolidated balance sheet and are measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income in the consolidated statement of operations. At December 31, 2019, the fair value of the warrant liability was $40,063. As of December 31, 2020, the fair value of the warrant liability was $43,462 and the Company recorded a change in fair value of the warrant liability of $3,399 related to the warrants for the year ended December 31, 2020.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 26, 2019, in connection with the issuance of Note Fourteen, the Company issued warrants, of which the value was derived and based off the fair value of Note Fourteen, to the investor to purchase 12,500 shares of the Company’s common stock at $1.00 per share. Exercise of the purchase rights represented by the warrant may be made, in whole or in part, at any time or times on or after December 26, 2019 and on or before December 26, 2024, by delivery to the Company of the Notice of Exercise.

The Company determined that the warrants associated with Note Fourteen are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as a liability pursuant to ASC 480, Distinguishing Liabilities from Equity. The Company has no plans to consummate a fundamental transaction with cash proceeds and does not believe a fundamental transaction with cash proceeds is likely to occur during the remaining term of the outstanding warrants. In accordance with ASC 480, the outstanding warrants are recognized as a warrant liability on the balance sheet and are measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income in the statement of operations. At December 31, 2019, the fair value of the warrant liability was $4,687 while as of December 31, 2020, the fair value of the warrant liability was $5,211. Accordingly, the Company recorded a change in fair value of the warrant liability of $524 related to Note Fourteen for the year ended December 31, 2020.

On January 28, 2020, the Company entered into a subscription agreement with an investor for the purchase of 270,270 shares of the Company’s common stock and 135,135 warrants to purchase shares of the Company’s common stock at $0.40 per share for total gross proceeds of $100,000.

The Company determined that the warrants are puttable for cash upon a fundamental transaction at the option of the holder and as such required classification as a liability pursuant to ASC 480, Distinguishing Liabilities from Equity. The Company has no plans to consummate a fundamental transaction with cash proceeds and does not believe a fundamental transaction with cash proceeds is likely to occur during the remaining term of the outstanding warrants. In accordance with the accounting guidance, the outstanding warrants are recognized as a warrant liability on the consolidated balance sheet and are measured at their inception date fair value and subsequently re-measured at each reporting period with changes being recorded as a component of other income in the consolidated statement of operations. At inception, January 28, 2020, the fair value of the warrant liability was $56,208 while as of December 31, 2020, the fair value of the warrant liability was $55,592. Accordingly, the Company recorded a change in fair value of the warrant liability of $(616) and related to the warrants for the year ended December 31, 2020.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of warrant activity is as follows:
	Warrant Shares	Weighted Average Exercise Price
Balance at January 1, 2020	5,113,058	$0.23

Warrants expired	(537,195)	$0.28

Warrants exercised	(2,420,000)	$0.13

Warrants granted	335,135	$0.16

Balance at December 31, 2020	2,490,998	$0.92

The fair value of the Company’s obligation to issue warrants was calculated using the Black-Scholes model and the following assumptions:

	As of December 31, 2020	As of December 31, 2019
Fair value of company’s common stock	$0.49	$0.6
Dividend yield	—%	—%
Expected volatility	36% - 162%	45% - 140%
Risk Free interest rate	0.16% - 0.26%	1.55% - 1.79%
Expected life (years)	2.42	2.83
Fair value of financial instruments - warrants	$639,603	$715,259

The change in fair value of the financial instruments – warrants is as follows:

Amount
Balance as of January 1, 2019	$896,171

Fair value of warrants issued	3,632,065

Change in fair value of liability to issue warrants	(3,812,977)

Balance as of December 31, 2019	$715,259

Fair value of warrants issued	56,208

Change in fair value of liability to issue warrants	(131,864)

Balance as of December 31, 2020	$639,603

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18.	Stock-Based Compensation

2017 Omnibus Incentive Plan

The Company’s 2017 Omnibus Incentive Plan (the “2017 Plan”) was adopted by our Board of Directors and a majority of our voting securities on October 17, 2017. On April 13, 2020 our Board of Directors approved an amendment to the 2017 Plan and a majority of our voting security holders approved the amendment on April 22, 2020. The 2017 Plan permits the granting of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and dividend equivalent rights to eligible employees, directors and consultants. We grant options to purchase shares of common stock under the 2017 Plan at no less than the fair value of the underlying common stock as of the date of grant. Options granted under the Plan have a maximum term of ten years. Under the Plan, a total of 11,000,000 shares of common stock are reserved for issuance. Options to purchase 5,140,000 and 1,835,000 shares of common stock were granted as of December 31, 2020 and December 31, 2019, respectively under the Plan. Additionally, 2,943,745 and 764,945 shares of common stock have been issued by the Company, exclusive of shares issued from option exercises under the Plan, as of December 31, 2020 and December 31, 2019, respectively.

Bio-Tech Medical Software, Inc. 2014 Stock Incentive Plan

On October 22, 2014, BioTrackTHC approved and adopted the BioTrackTHC Stock Plan. The BioTrackTHC Stock Plan set aside and reserved 600,000 shares of BioTrackTHC’s common stock for grant and issuance in accordance with its terms and conditions. Persons eligible to receive awards from the BioTrackTHC Stock Plan include employees (including officers and directors) of BioTrackTHC or its affiliates and consultants who provide significant services to BioTrackTHC or its affiliates (the “Grantees”). The BioTrackTHC Stock Plan permits BioTrackTHC to issue to Grantees qualified and/or non-qualified options to purchase BioTrackTHC’s common stock, restricted common stock, performance units, and performance shares. The term of each award under the BioTrackTHC Stock Plan shall be no more than ten years from the date of grant thereof. BioTrackTHC’s Board of Directors or a committee designated by the Board of Directors is responsible for administration of the BioTrackTHC Stock Plan and has the sole discretion to determine which Grantees will be granted awards and the terms and conditions of the awards granted. On February 29, 2020, the former Chief Executive Officer of the Company’s BioTrackTHC subsidiary forfeited 204,364 Bio-Tech Medical Software, Inc. 2014 Stock Incentive Plan stock options as a result of his termination (See Note 16).

BioTrackTHC Management Awards

On September 1, 2015 and November 1, 2015, BioTrackTHC’s Board approved individual employee option grants (the “Executive Grants”) for three executives (the “Executives”). Pursuant to the Executive Grants, the Executives were each granted stock options to purchase 146,507 shares (totaling 439,521 shares) of BioTrackTHC’s common stock (the “Option”) at an exercise price equal to approximately $7.67. The options vest as to 25% of the shares subject to the Options, one year after the date of grant and then in equal quarterly installments for the three years thereafter, subject to the Executive’s continued employment with BioTrackTHC (see Note 5 and 16).  On February 29, 2020, the former President of the Company’s BioTrackTHC subsidiary forfeited 1,430,306 BioTrackTHC Management Awards (See Note 16).

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19.	Income Taxes

No provision for U.S. federal or state income taxes has been recorded as the Company has incurred net operating losses since inception. Significant components of the Company’s net deferred income tax assets for the years ended December 31, 2020 and 2019 consist of income tax loss carryforwards. Income tax loss carryforwards through December 31, 2017 are available for carryforward for use in offsetting taxable income of future years through 2037. Income tax loss carryforwards incurred subsequent to January 1, 2018 will be carried forward indefinitely. Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carry-forward period. Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. Due to the Company’s history of operating losses, these deferred tax assets arising from the future tax benefits are currently not likely to be realized and are thus reduced to zero by an offsetting valuation allowance. As a result, there is no provision for income taxes.

As of December 31, 2020 and 2019, the Company has net operating loss carry forwards of approximately $7,380,000 incurred through December 31, 2017 which are available for use in offsetting taxable income of future years through 2037. As of December 31, 2020, and 2019, the Company has net operating loss carry forwards for losses incurred subsequent to January 1, 2018 of approximately $12,971,000 and $10,645,000, respectively, which are available for use in offsetting future taxable income with no expiration date for the carryforwards. Utilization of these net loss carry forwards is subject to the limitations of Internal Revenue Code Section 382. The Company applied a 100% valuation reserve against the deferred tax benefit as the realization of the benefit is not certain.

A schedule of Net Operating Loss Carryforwards as of December 31, 2020 and 2019 is as follows:

	December 31, 2020	December 31, 2019	Expiration Date of Net Operating Loss Carryforward
Cumulative Net Operating Losses through
December 31, 2017	$7,380,000	$7,380,000	2037

Net Operating Loss for the year ended:
December 31, 2018	5,306,000	5,306,000	Indefinite
December 31, 2019	5,339,000	5,339,000	Indefinite
December 31, 2020	2,326,000	-	Indefinite
	12,971,000	10,645,000

Total Net Operating Loss Carryforwards	$20,351,000	$18,025,000

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20.	Commitments and Contingencies

Lease Commitments

Under Topic 842, operating lease expense is generally recognized evenly on a straight-line basis. The Company has operating leases primarily consisting of facilities with remaining lease terms of one year to five years. The lease term represents the period up to the early termination date unless it is reasonably certain that the Company will not exercise the early termination option. Certain leases include rental payments that are adjusted periodically based on changes in consumer price and other indices.

Leases with an initial term of twelve months or less are not recorded on the consolidated balance sheet. For lease agreements entered into or reassessed after the adoption of Topic 842, the Company combines the lease and non-lease components in determining the lease liabilities and ROU assets.

Activity related to the Company’s leases was as follows:

Year Ended December 31, 2020
Operating lease expense	$60,306
Cash paid for amounts included in the measurement of operating lease liabilities	$67,233
ROU assets obtained in exchange for operating lease obligations	$301,396

The Company’s lease agreements generally do not provide an implicit borrowing rate, therefore an internal incremental borrowing rate is determined based on information available at lease commencement date for purposes of determining the present value of lease payments. The Company used the incremental borrowing rate on December 31, 2018 for all leases that commenced prior to that date.

ROU lease assets and lease liabilities for the Company’s operating leases were recorded in the consolidated balance sheet as follows:

As of December 31, 2020
Other current assets	$786,611

Accounts payable and accrued liabilities	$243,428
Other long-term liabilities	574,573
Total lease liabilities	$818,001

Weighted average remaining lease term (in years)	3.05
Weighted average discount rate	6.36%

The Company is obligated under operating lease agreements for office facilities in Florida and Washington which expire in December 2021 and December 2022, respectively.

Rent expense incurred under the Company’s operating leases amounted to $434,017 and $563,549 during the years ended December 31, 2020 and 2019, respectively.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Future lease payments included in the measurement of lease liabilities on the consolidated balance sheet as of December 31, 2020, for the following five fiscal years and thereafter were as follows:

As of December 31, 2020
2021	$254,961
2022	222,744
2023	200,944
2024	205,437
2025	—
Thereafter	—
Total future minimum lease payments	$884,086
Less imputed interest	(66,085)
Total	$818,001

As of December 31, 2020, the Company had additional operating lease obligations for a lease with a future effective date of approximately $600,000. This operating lease will commence during the first quarter of fiscal 2022 with a lease term of three years.

Legal Proceedings

Occasionally, the Company may be involved in claims and legal proceedings arising from the ordinary course of  business. The Company records a provision for a liability when it believes that it is both probable that a liability has been incurred, and the amount can be reasonably estimated. If these estimates and assumptions change or prove to be incorrect, it could have a material impact on the Company’s consolidated financial statements. Contingencies are inherently unpredictable, and the assessments of the value can involve a series of complex judgments about future events and can rely heavily on estimates and assumptions.

There is currently no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self- regulatory organization or body pending or, to the knowledge of the executive officers of the Company or any of its subsidiaries, threatened against or affecting the Company, in which an adverse decision could have a material effect on the Company, with the exception of:

Baker, et al. v. Helix TCS, Inc.

On March 8, 2017, two former employees filed a lawsuit in the United States District Court for the District of Colorado alleging violations of the Fair Labor Standards Act and the Colorado Wage Act on behalf of themselves and other employees. The plaintiffs seek damages for our alleged failure to compensate them appropriately for the overtime hours they worked as purported “non-exempt” employees. As of March 31, 2020, the parties have outlined a settlement agreement pending the outcome of the Kenney, et. al. case. The parties executed the settlement agreement in April 2020, received court approval in early August, and the Company funded the full cost of the settlement, plus the settlement administrator’s cost, from the proceeds of the sale of the Helix Guarding business. The total cost to the Company was $454,060.60. The Company had previously accrued a $440,000 liability related to this matter, and in 2020 recorded an expense of $14,060.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Kenney, et al. v. Helix TCS, Inc.

On July 20, 2017 one former employee filed a lawsuit in the United States District Court for the District of Colorado alleging violations of the Fair Labor Standards Act on behalf of themselves and other employees. The plaintiffs seek damages for our alleged failure to compensate them appropriately for the overtime hours they worked as purported “non-exempt” employees. As of December 31, 2020, the claim is currently in the process of discovery.

Audet v. Green Tree International, et. al.

On February 14, 2020 John Audet filed a complaint in 15th Judicial Circuit in and for Palm Beach County, Florida against multiple parties, including Green Tree International (“GTI”), claiming that he owned 10% of GTI. The Company believes the lawsuit is wholly without merit and will defend itself from these claims vigorously. As of December 31, 2020, the case is in the process of discovery.

21.	Segment Reporting

FASB ASC 280-10-50 requires use of the “management approach” model for segment reporting. The management approach is based on the way a company’s management organized segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision–making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision–making group is composed of the Chief Executive Officer. The Company operates in three segments, Security monitoring, Systems installation and Software.

Asset information by operating segment is not presented below since the chief operating decision maker does not review this information by segment. The reporting segments follow the same accounting policies used in the preparation of the Company’s consolidated financial statements.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following represents selected information for the Company’s reportable segments:

	For the Years Ended December 31,
	2020	2019
Security monitoring
Revenue	$389,046	$593,031
Cost of revenue	467,637	511,713
Gross profit	(78,591)	81,318
Total operating expenses	5,473,401	5,952,897
Loss from operations	(5,551,992)	(5,871,579)
Total other income/(expense)	(10,717,537)	558,646
Total loss from continuing operations	(16,269,529)	(5,312,933)
Loss from discontinued operations	(140,679)	(290,766)
Net loss	$(16,410,208)	$(5,603,699)

Systems installation
Revenue	$356,945	$783,192
Cost of revenue	254,695	854,801
Gross profit	102,250	(71,609)
Total operating expenses	935,982	545,474
Loss from operations	(833,732)	(617,083)
Total other income/(expense)	(1,054)	88,903
Total loss from continuing operations	(834,786)	(528,180)
Loss from discontinued operations	—	—
Net loss	$(834,786)	$(528,180)

Software
Revenue	$11,032,471	$9,486,472
Cost of revenue	3,013,650	3,318,455
Gross profit	8,018,821	6,168,017
Total operating expenses	48,903,243	9,616,488
Loss from operations	(40,884,422)	(3,448,471)
Total other income/(expense)	(212,420)	181
Total loss from continuing operations	(41,096,842)	(3,448,290)
Loss from discontinued operations	—	—
Net loss	$(41,096,842)	$(3,448,290)

Totals
Revenue	$11,778,462	$10,862,695
Cost of revenue	3,735,982	4,684,969
Gross profit	8,042,480	6,177,726
Total operating expenses	55,312,626	16,114,859
Loss from operations	(47,270,146)	(9,937,133)
Total other income/(expense)	(10,931,011)	647,730
Total loss from continuing operations	(58,201,157)	(9,289,403)
Loss from discontinued operations	(140,679)	(290,766)
Net loss	$(58,341,836)	$(9,580,169)

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The chief operating decision making group uses net loss before interest, taxes and depreciation and amortization and adjusted for non-core or certain items that have a disproportionate impact on our results for a particular period (“Adjusted EBITDA”) as a non-GAAP measure to evaluate the Company’s operating performance. Adjusted EBITDA does not represent, and should not be considered an alternative to, net loss, loss from operations, or cash flow from operations as those terms are defined by GAAP, and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. From time to time, we may exclude from Adjusted EBITDA the impact of certain events, gains, losses or other charges that affect the period-to-period comparability of the Company’s operating performance. The Company believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our chief operating decision maker. Net loss is reconciled to Adjusted EBITDA as follows:

	For the Years Ended December 31,
	2020	2019
Net Loss	$(58,341,836)	$(9,580,169)
Interest expense	1,207,539	1,690,115
Depreciation & amortization	4,371,616	4,726,113
Loss on impairment of intangible assets	41,333,085	—
Share based compensation expense	1,744,519	1,783,939
Change in fair value of convertible note	2,529,855	(496,790)
Change in fair value of convertible note - related party	(2,070,755)	283,453
Change in fair value of warrant liability	(131,864)	(3,812,977)
Change in fair value of contingent consideration	—	880,050
Gain on asset disposal	(239,825)	—
Loss on conversion of convertible note	9,662,568	—
Loss on issuance of warrants	—	825,098
Gain on reduction of obligation pursuant to acquisition	(2,000)	—
Loss from discontinued operations	140,679	290,766
Other income	(24,507)	(16,679)
Adjusted EBITDA	$179,074	$(3,427,081)

22.	Subsequent Events

On February 9, 2021 the parties to the Forian Transaction amended the agreement to extend the End Date to March 5, 2021 from February 26, 2021.  On March 2, 2021, the shareholders of the Company approved the Forian Transaction, which closed that same day.

During January 2021 one employee and one consultant exercised a total of 100,000 options issued pursuant to the Helix 2017 Omnibus Stock Incentive Plan.  The Company received proceeds of $16,500 as a result of the option exercises and issued 100,000 shares of common stock.

During January 2021 two employees exercised a total of 143,144 options issued pursuant to the Bio-Tech Medical Software Stock Incentive Plan.  The Company received proceeds of $7,495.84 as a result of the option exercises and issued 89,719 shares of common stock.

HELIX TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During February 2021 one former employee exercised a total of 100,000 options issued pursuant to the Helix 2017 Omnibus Stock Incentive Plan.  The Company received proceeds of $23,000 as a result of the option exercise and issued 100,000 shares of common stock.

In February 2021, a total of six current and former employees exercised a total of 326,984 options issued pursuant to the Bio-Tech Medical Software Stock Incentive Plan.  The Company received proceeds of $39,000.00 as a result of the option exercises and issued 242,824 shares of common stock.

In February 2021, Terence Ferraro exercised 1,430,306 options issued pursuant to the BioTrackTHC Management Awards.  Mr. Ferraro elected a cashless exercise so the Company issued 208,747 shares of common stock as a result.

In February 2021, the Company issued 79,356 common shares to Rose Capital Fund I, LP as the final interest payment pursuant to Note Nine.

In January 2021, the Company issued 150,000 Non-Qualified Stock Options to a consultant, pursuant to a consulting agreement.

On February 2, 2021 the Company received the first payment of $150,000 of the Holdback Amount from Invicta Security CA Corporation pursuant to the Agreement.

On February 11, 2021 a warrant holder exercised 200,000 warrants and the Company issued 200,000 shares of common stock in exchange for proceeds of $26,000.

On February 26, 2021, all of the Company’s convertible preferred Class A and convertible preferred Class B converted into a total of 15,463,726 shares of the Company’s common stock.

On February 26, 2021, the Company converted the entire $385,000 principal balance of Note 15 into 4,602,858 shares of the Company’s common stock.

On February 26, 2021, the Company repaid the Convertible Debenture.